AMENDED AND RESTATED
                                LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT

                         Dated as of September 19, 2002

                                      among

                          SOUTH JERSEY INDUSTRIES, INC.

                                       and

                               MARINA ENERGY LLC,
                                   as Obligors

                                       and

                             THE PARTICIPATING BANKS
                      LISTED ON THE SIGNATURE PAGES HERETO

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                    as Fronting Bank and Administrative Agent



                                  Arranged by:

                           WACHOVIA SECURITIES, INC.,
                       Sole Lead Arranger and Book Manager


                                   Cover Page

                                TABLE OF CONTENTS

                                Table of Contents



ARTICLE I DEFINITIONS.....................................................5
         SECTION 1.01. Certain Defined Terms..............................5
         SECTION 1.02. Computation of Time Periods.......................18
         . 18
         SECTION 1.03. Accounting Terms..................................18
         SECTION 1.04. Internal References...............................18

ARTICLE II AMOUNT AND TERMS OF THE LETTER OF CREDIT......................18
         SECTION 2.01. The Letters of Credit.............................19
         SECTION 2.02. Extension of the Letters of Credit................19
         SECTION 2.03. Commissions and Fees..............................19
         SECTION 2.04. Reimbursement On Demand...........................20
         SECTION 2.05. Tender Advances; Interest Rates...................20
         SECTION 2.06. Additional Interest on LIBOR Rate Advances........21
         SECTION 2.07. Interest Rate Determination.......................21
         SECTION 2.08. Voluntary Conversion of Tender Advances...........22
         SECTION 2.09. Prepayments of Advances...........................22
         SECTION 2.10. Increased Costs...................................23
         SECTION 2.11. Illegality........................................24
         SECTION 2.12. Payments and Computations.........................24
         SECTION 2.13. Non-Business Days.................................24
         SECTION 2.14. Source of Funds...................................24
         SECTION 2.15. Extension of the Stated Expiration Date...........24
         SECTION 2.16. Amendments Upon Extension.........................25
         SECTION 2.17. Evidence of Debt..................................25
         SECTION 2.18. Obligations Absolute..............................25
         SECTION 2.19. Net of Taxes, Etc.................................26
         SECTION 2.20. Participation by Banks in Letters of Credit.......27

ARTICLE III CONDITIONS PRECEDENT.........................................31
         SECTION 3.01. Conditions Precedent to the Execution and
                       Delivery of this Agreement........................31
         SECTION 3.02. Additional Conditions Precedent...................33
         SECTION 3.03. Conditions Precedent to Each Tender Advance.......34
         SECTION 3.04. Condition Precedent to each Conversion............34
         SECTION 3.05. Reliance on Certificates..........................34

ARTICLE IV...............................................................35

REPRESENTATIONS AND WARRANTIES...........................................35
         SECTION 4.01. Representations and Warranties of the Obligors....35

ARTICLE V COVENANTS OF THE COMPANY.......................................38
         SECTION 5.01. Affirmative Covenants.............................38
         SECTION 5.02. Negative Covenants................................39
         SECTION 5.03. Reporting Requirements............................41
         SECTION 5.04. Financial Covenants...............................43

ARTICLE VI EVENTS OF DEFAULT.............................................43
         SECTION 6.01. Events of Default.................................43
         SECTION 6.02. Upon an Event of Default..........................45

ARTICLE VII THE PLEDGED BONDS............................................46
         SECTION 7.01. Pledge............................................46
         SECTION 7.02. Interest on the Bonds.............................46
         SECTION 7.03. Rights with respect to Pledged Bonds..............47
         SECTION 7.04. No Disposition of Pledged Bonds by Obligors.......47
         SECTION 7.05. Disposition of Pledged Bonds by
                       Administrative Agent..............................47
         SECTION 7.06. Valid Perfected First Lien........................47
         SECTION 7.07. Release of Pledged Bonds..........................48

ARTICLE VIII THE ADMINISTRATIVE AGENT AND FRONTING BANK..................48
         SECTION 8.01. Appointment.......................................48
         SECTION 8.02. Delegation of Duties..............................48
         SECTION 8,03. Exculpatory Provisions............................48
         SECTION 8.04. Reliance by Administrative Agent..................49
         SECTION 8.05. Notice of Default.................................49
         SECTION 8.06. Non-Reliance on Administrative Agent
                       and Other Banks...................................49
         SECTION 8.07. Indemnification...................................50
         SECTION 8.08. Administrative Agent in Its Individual Capacity...50
         SECTION 8.09. Successor Administrative Agent....................50
         SECTION 8.10. Fronting Bank.....................................51
         SECTION 8.11. Notices; Actions Under Related Documents..........51

ARTICLE IX MISCELLANEOUS.................................................51
         SECTION 9.01. Amendments, Etc...................................51
         SECTION 9.02. Notices, Etc......................................51
         SECTION 9.03. No Waiver; Remedies...............................53
         SECTION 9.04. Set-off...........................................53
         SECTION 9.05. Indemnification...................................53
         SECTION 9.06. Liability of the Banks............................54
         SECTION 9.07. Costs, Expenses and Taxes.........................55
         SECTION 9.08. Binding Effect....................................55

         SECTION 9.09. Assignments and Participation.....................56
         SECTION 9.10. Severability......................................58
         SECTION 9.11. Joint and Several Obligations.....................59
         SECTION 9.13. Headings..........................................59
         SECTION 9.14. Submission To Jurisdiction; Waivers...............59
         SECTION 9.15. Acknowledgments...................................59
         SECTION 9.16. Waivers of jury trial.............................60
         SECTION 9.17. Execution in Counterparts.........................60

         EXHIBITS

         Exhibit A-1                2001A  Letter of Credit
         Exhibit A-2                2001B  Letter of Credit
         Exhibit B                  Assignment and Acceptance
         Exhibit C                  Notice of Conversion
         Exhibit D                  Opinion of Counsel to the Obligors
         Exhibit E                  Form of Amendment to 2001A Letter of Credit
         Exhibit F                  Form of Amendment to 2001B Letter of Credit

         SCHEDULES

         Schedule I                 Commitments
         Schedule II                Ownership

                              AMENDED AND RESTATED
                              LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT

         AMENDED AND RESTATED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of September 19, 2002 among:

         (i) SOUTH JERSEY INDUSTRIES, INC., a New Jersey corporation ("South Jersey");

         (ii) MARINA ENERGY LLC, a New Jersey limited liability company ("Marina Energy"; and together with South Jersey, collectively, the "Obligors");

         (iii) the participating banks listed on the signature pages hereto (the "Banks"); and

         (iv) WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America ("Wachovia"), as Fronting Bank and Administrative Agent (in such capacities, together with its successors and permitted assigns in such capacities, respectively, the "Fronting Bank" and the "Administrative Agent").

                             PRELIMINARY STATEMENTS

         (1) The New Jersey Economic Development Authority (the "Issuer") has issued, pursuant to a Trust Indenture dated as of September 1, 2001 (as amended from time to time in accordance with the terms thereof, the "Indenture"), between the Issuer and Commerce Bank, National Association, as trustee, $20,000,000 aggregate principal amount of its Thermal Energy Facilities Revenue Bonds (Marina Energy LLC - 2001 Project), Series A (the "2001A Bonds") and $19,000,000 aggregate principal amount of its Thermal Energy Facilities Federally Taxable Revenue Bonds (Marina Energy LLC - 2001 Project), Series B (the "2001B Bonds" and, collectively with the 2001A Bonds, the "Bonds");

         (2) On the date the 2001A Bonds were initially issued, the Fronting Bank, at the request of the Obligors, issued its irrevocable, transferable, direct pay letter of credit, in substantially the form of Exhibit A-1 hereto (such letter of credit, as it may from time to time be extended or amended pursuant to the terms of this Agreement, being the "2001A Letter of Credit") in the amount of $20,295,890.41, of which (i) $20,000,000 supports the payment of principal of the 2001A Bonds, and (ii) $295,890.41 supports up to 45 days' interest on the principal amount of the Bonds computed at a maximum interest rate of 12% per annum;

         (3) On the date the 2001B Bonds were initially issued, the Fronting Bank, at the request of the Obligors, issued its irrevocable, transferable, direct pay letter of credit, as amended on January 17, 2002, in substantially the form of Exhibit A-2 hereto, which reflects such amendment (such letter of credit, as it may from time to time be extended or amended pursuant to the terms of this Agreement, being the "2001B Letter of Credit" and collectively with the 2001A Letter of Credit, the "Letters of Credit"), in the amount of $19,351,369.87, of which (i) $19,000,000 shall support the payment of principal of the 2001B Bonds, and (ii) $351,369.87 shall support up to 45 days' interest on the principal amount of the Bonds computed at a maximum interest rate of 15% per annum;

         (4) The Letters of Credit were issued in accordance with Letter of Credit and Reimbursement Agreement dated as of September 20, 2001 (the "Existing Reimbursement Agreement") among the Obligors, Wachovia and the participating banks listed therein;

         (5) The Obligors have requested that Wachovia extend the term of the Letters of Credit and Wachovia and the Banks have agreed to a two-year extension of the Letters of Credit under the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Fronting Bank to extend the Letters of Credit and the Banks to participate therein and to make Demand Loans and Tender Advances (as defined below) as provided herein, the parties hereto agree that the Existing Reimbursement Agreement is hereby amended and restated as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Administrative Agent" has the meaning assigned to that term in the preamble hereto.

         "Advance" means any advance of funds by the Fronting Bank or any Bank in accordance with the terms of this Agreement and the Letters of Credit. Each Bank's participation in a drawing, a Demand Loan or a Term Advance shall be considered an "Advance" by such Bank.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Amended and Restated Letter of Credit and Reimbursement Agreement as it may be amended, supplemented or otherwise modified in accordance with the terms hereof at any time and from time to time.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office, in the case of Base Rate Advances, and such Bank's LIBOR Lending Office, in the case of LIBOR Rate Advances.

         "Applicable Law" means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses, and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi-judicial tribunal (including, without limitation, those pertaining to health, safety, the environment or otherwise).

         "Applicable Margin" means on any date, the rate per annum set forth below, determined by reference to the Senior Debt Ratings:


 -------------------------- ---------------------- -------------------------- ---------------------------

 BASIS FOR PRICING                 LEVEL 1                  LEVEL 2                    LEVEL 3
                                   -------                  -------                    -------

                            If Senior Debt Rating     If Senior Debt Ratings is   If Senior Debt Ratings
                            is at least BBB+ by S&P   less than Level 1 but at    less than Level 2
                            least Baa1 by Moody's     least BBB by S&P or at
                                                      least  Baa2 by Moody's
 -------------------------- ---------------------- -------------------------- ---------------------------

 Applicable Libor Rate             0.875%                   1.000%                      1.250%
 Margin
 -------------------------- ---------------------- -------------------------- ---------------------------
 Applicable Unused Fee             0.150%                   0.175%                      0.225%
 -------------------------- ---------------------- -------------------------- ---------------------------
 Applicable Letter of
 Credit Fee                        0.875%                   1.000%                      1.250%
 -------------------------- ---------------------- -------------------------- ---------------------------


Any change in the Applicable Margin will be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in the Senior Debt Ratings. The Obligors shall notify the Administrative Agent in writing promptly after becoming aware of any change in the Senior Debt Ratings.

For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a Senior Debt Ratings (other than by reason of the circumstances referred to in the last sentence of this definition), then such Rating Agency shall be deemed to have established a rating less than BBB, in the case of S&P, and less than Baa2, in the case of Moody's; (ii) if the Senior Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different "Levels" and the ratings differential is one level, the higher rating will apply; (iii) if the Senior Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different "Levels" and the ratings differential is two levels or more, the level one above the lowest of the two ratings will apply; and (iv) if the rating system of Moody's or S&P shall change, or if Moody's or S&P shall cease to be in the business of rating corporate debt obligations, the Obligors, the Administrative Agent and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from Moody's or S&P, and, pending the effectiveness of any such amendment, the Senior Debt Ratings shall be determined by reference to the Senior Debt Ratings most recently in effect prior to such change or cessation.

         "Applicable Rate" means:

                  (a) in the case of each Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time in effect from time to time; and

                  (b) in the case of each LIBOR Rate Advance comprising part of the same Tender Advance, a rate per annum during each Interest Period equal at all times to the sum of the LIBOR Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

         "Application" means an application, in the form specified by the Administrative Agent from time to time, requesting the Fronting Bank to amend a Letter of Credit.

         "Average Quarterly Outstanding 2001B Amount" means, with respect to any quarter, the sum of (A) the face amount of the issued and outstanding 2001B Letter of Credit and (B) the aggregate principal amount of Demand Loans and Term Advances relating to the 2001B Letter of Credit, in each case outstanding at the end of each day for each day of the quarter in question, and by dividing such sum by the number of days in such quarter.

         "Bankruptcy Code" means Title 11 of the United States Code, as now constituted or hereafter amended.

         "Banks" has the meaning assigned to that term in the preamble hereto, and includes their respective successors and permitted assigns.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of (i) the rate of interest announced publicly by Administrative Agent in Charlotte, North Carolina, from time to time, as Administrative Agent's Prime Rate; and (ii) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

         "Base Rate Advance" means an Advance that bears interest as provided in
Section 2.05(b)(i).

         "Benefitted Bank" has the meaning assigned to that term in Section 9.04(b).

         "Bonds" has the meaning assigned to that term in the recitals to this Agreement.

         "Business Day" means a day of the year on which (i) banks are not required or authorized to close in Charlotte, North Carolina or any state in which the principal office of the Trustee or the Paying Agent for the Bonds,
(ii) the New York Stock Exchange is not closed, and (iii) with respect to any borrowing, payment or rate selection of LIBOR Advances, banks are not required or authorized to close in Charlotte, North Carolina and on which dealings in Dollars are carried out in the London interbank market.

         "Cancellation Date" has the meaning assigned to that term in each Letter of Credit.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred interest, any limited or general partnership interest and any limited liability company membership interest.

         "Change in Control" means the occurrence of either of the following:
(i) any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) which theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 20% of South Jersey's then outstanding common stock either (x) acquires shares of common stock of South Jersey in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 20% or more of the outstanding common stock of South Jersey, or (y) acquires, by proxy or otherwise, the right to vote for the election of directors, for any merger, combination or consolidation of the Obligors or any of its direct or indirect subsidiaries, or, for any other matter or question, more than 20% of the then outstanding voting securities of South Jersey; or (ii) the election or appointment of persons to South Jersey's board of directors who were not directors of South Jersey on the date hereof, and whose election or appointment was not approved by a majority of those persons who were directors at the beginning of such period, where such newly elected or appointed directors constitute 20% or more of the directors of the board of directors of South Jersey.

         "Closing Date" means September 19, 2002.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Commitment" means, with respect to each Bank, such Bank's 2001A Commitment and the 2001B Commitment. "Commitments" means the total of the Banks' 2001A Commitments and the 2001B Commitments.

         "Consolidated" means, when used with reference to any accounting term, the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

          "Consolidated EBIT" means, with respect to South Jersey and its Consolidated Subsidiaries, for any period, an amount equal to: (i) net income for such period, plus (ii) amounts deducted in the computation thereof for (a) interest expense and (b) federal, state and local income taxes, (iii) gains or losses from the sale of assets in the ordinary course of business, and plus or minus, as the case may be, and (iv) extraordinary non-cash gains or losses for such period.

         "Consolidated Interest Expense" means, with respect to South Jersey and its Consolidated Subsidiaries, for any period, an amount equal to (i) all interest in respect of Indebtedness accrued during such period (whether or not actually paid during such period), plus (ii) the net amount payable (or minus the net amount receivable) under any hedging agreement with respect to such Indebtedness accrued during such period (whether or not actually paid or received during such period).

         "Consolidated Total Capitalization" means the sum of (i) Indebtedness of South Jersey and its Consolidated Subsidiaries, plus (ii) the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus, translation adjustment and the balance of the current profit and loss account not transferred to surplus) accounts of South Jersey and its Consolidated Subsidiaries appearing on a consolidated balance sheet of South Jersey and its Consolidated Subsidiaries, in each case prepared as of the date of determination in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "Convert", "Conversion" and "Converted" each refers to a conversion of a Tender Advance of one Type into a Tender Advance of another Type pursuant to
Section 2.08 or the selection of a new, or the renewal of the same, Interest Period for a LIBOR Rate Advance pursuant to Section 2.08.

         "Date of Issuance" means the date of issuance of each Letter of Credit.

         "Default" means any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Default Rate" means a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Base Rate plus 2%).

         "Demand Loan" has the meaning specified in Section 2.04(a).

         "Disbursement Date" has the meaning specified in Section 2.20(d)(ii).

         "Disclosure Documents" means South Jersey's Annual Report on Form 10-K for the year ended December 31, 2001, its Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, and any Current Report on Form 8-K delivered to the Banks at least three (3) Business Days prior to the date of this Agreement.

         "Dollar" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as such opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Obligors and the Administrative Agent.

         "Environmental Laws" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any Person which for purposes of Title IV of ERISA is a member of an Obligor's controlled group, or under common control with the Obligors, within the meaning of Section 414 of the Code, and the regulations promulgated and rulings issued thereunder.

         "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 404l(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by the Obligors or an ERISA Affiliate from a Multiemployer Plan during a plan year for which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Obligors or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, which results in a lien pursuant to Section 302(f) of ERISA; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan by the PBGC.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Event of Default" has the meaning assigned to that term in Section
6.01.

         "Existing Reimbursement Agreement" has the meaning assigned to that term in the preamble hereto.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fronting Bank" has the meaning assigned to that term in the preamble hereto.

         "GAAP" means generally accepted United States accounting principles as in effect on the date hereof.

         "Governmental Action" means all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority, other than routine reporting requirements the failure to comply with which will not affect the validity or enforceability of this Agreement or any Related Documents or have a material adverse effect on the transactions contemplated by this Agreement or any Related Document.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Materials" means any petrochemical or petroleum products, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as so defined and regulated by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of

1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), and the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and the regulations adopted and publications promulgated pursuant thereto.

         "Indebtedness" means, for any Person, all obligations of such Person which in accordance with GAAP should be classified on a balance sheet of such Person as liabilities of such Person, and in any event shall include, without duplication, all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations as lessee under operating leases which shall have been recorded as off-balance sheet liabilities, (vi) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit, (vii) indebtedness of the type referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (viii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

         "Indenture" has the meaning assigned to that term in the preamble hereto.

         "Interest Period" means, for each LIBOR Rate Advance made as part of the same Tender Advance, the period commencing on the date of such LIBOR Rate Advance or the date of the Conversion of any Tender Advance into a LIBOR Rate Advance and ending on the last day of the period selected by the Obligors pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Obligors pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Obligors may, upon notice received by the Administrative Agent not later than 11:00 a.m., Charlotte, North Carolina time, on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (i) the Obligors may not select any Interest Period that ends after the Termination Date;

                  (ii) Interest Periods commencing on the same date for LIBOR Rate Advances comprising part of the same Tender Advance shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (iv) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; and

                  (v) no more than three (3) Interest Periods may be in effect at any time.

         "Issuer" has the meaning assigned to that term in the preamble hereto.

         "Letters of Credit" has the meaning assigned to that term in the preamble hereto.

         "Letter of Credit Fee" has the meaning specified in Section 2.03(a).

         "LIBOR Lending Office" means, with respect to any Bank, the office of such Bank specified as such opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Obligors and the Administrative Agent.

         "LIBOR Rate" means with respect to each day during each Interest Period pertaining to a LIBOR Rate Advance, the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" with respect to such LIBOR Loan for such Interest Period shall be the rate per annum equal to the rate at which the principal London office of the Administrative Agent offers to place Dollar deposits at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period with first-class banks in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Rate Advance to be outstanding during such Interest Period.

         "LIBOR Rate Advance" means a Tender Advance that bears interest as provided in Section 2.05(b)(ii).

         "LIBOR Rate Reserve Percentage" of any Bank for each Interest Period for each LIBOR Rate Advance means the reserve percentage contemplated in Section
2.06 applicable to such Bank during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) then applicable to such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan Agreement" means the Loan Agreement dated as of September 1, 2001 between Marina Energy and the Issuer relating to the Bonds, as the same may be amended, supplemented or otherwise modified in accordance with its terms at any time and from time to time.

         "Marina Energy" has the meaning assigned to that term in the preamble hereto.

         "Material Adverse Change" means (a) a materially adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of South Jersey and its Subsidiaries, taken as a whole or individually, (b) any material impairment of the ability of any Obligor to perform any of its respective Obligations under this Agreement or any Related Document or (c) any material impairment of the rights of, or benefits available to, the Administrative Agent, the Fronting Bank or the Banks under this Agreement or any of the Related Documents.

         "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Obligors or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which
(i) is maintained for employees of the Obligors or an ERISA Affiliate and at least one Person other than the Obligors and its ERISA Affiliates or (ii) was so maintained and in respect of which the Obligors or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Notice of Conversion" has the meaning specified in Section 2.08.

         "Notice of Extension" has the meaning specified in Section 2.15.

         "Obligations" means the Demand Loans, the Tender Advances, fees relating to the Letters of Credit, any and all obligations of the Obligors to reimburse the Banks for any drawings under the Letters of Credit, and all other obligations of the Obligors to the Banks arising under or in relation to this Agreement and the Letters of Credit.

         "Obligors" has the meaning assigned to that term in the preamble hereto.

         "Official Statement" means the Official Statement, dated on or about September 20, 2001, relating to the Bonds, together with the documents incorporated therein by reference and any supplements or amendments thereto.

         "Paying Agent" means the Person serving as such with respect to each series of Bonds in the applicable Indenture.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Percentage" means, for any Bank on any date of determination, the percentage obtained by dividing such Bank's Commitment on such day by the total of the Commitments on such date.

         "Permitted Indebtedness" means any of the following:

                  (1) Indebtedness under this Agreement;

                  (2) Indebtedness (other than the type described in clauses (3) and (4) below) in an aggregate principal amount not to exceed $86,000,000 (inclusive of the type described in clause (1) above) at any time outstanding;

                  (3) With respect to South Jersey Gas Company and its Subsidiaries, any Indebtedness so long as before and after the incurrence of such Indebtedness, South Jersey is in compliance with
         Section 5.04; and

                  (4) Indebtedness under interest rate protection agreements covering the interest rate portion of the outstanding Bonds in a notional amount not to exceed the face amount of the outstanding Bonds.

         "Permitted Liens" means, with respect to any Person, any of the following:

                  (1) Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person's books;

                  (2) Liens arising out of deposits in connection with workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation;

                  (3) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of such Person's business;

                  (4) Liens imposed by law, such as mechanics', workers', materialmen's, carriers' or other like liens (excluding, however, any statutory or other Lien in favor of a landlord under a written or oral lease) arising in the ordinary course of such Person's business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person's books;

                  (5) rights of way, zoning restrictions, easements and similar encumbrances affecting such Person's real property which do not materially interfere with the use of such property;

                  (6) Liens securing Indebtedness not in excess of $2,000,000 in the aggregate of the type described in clause
         (2) of the definition of "Permitted Indebtedness";

                  (7) with respect to Marina Energy, Liens on the real property owned by Marina Energy securing the Bonds;

                  (8) purchase money security interests for the purchase of equipment to be used in the Borrower's business, encumbering only the equipment so purchased, and which secures only the purchase-money Indebtedness incurred to acquire the equipment so purchased, which Indebtedness qualifies as Permitted Indebtedness and which Indebtedness is not in excess of $2,000,000; and

                  (9) Liens securing Indebtedness of the type described in clause (3) of "Permitted Indebtedness" above.

         "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Pledge Agreement" means the Pledge Agreement dated as of September 1, 2001 between Marina Energy and First Union National Bank (now known as Wachovia).

         "Pledged Bonds" has the meaning specified in Section 7.01.

         "Prime Rate" means a rate per annum equal to the Administrative Agent's index or base rate of interest announced from time to time by the Administrative Agent (which is not necessarily the lowest rate charged to any customer), changing when and as such base rate changes.

         "Purchase Agreement" means the Bond Purchase Agreement dated September 1, 2001 between the Issuer and the Underwriter identified therein relating to the Bonds and any other agreement relating to the purchase of Bonds.

         "Rated Entity" means South Jersey Industries, Inc. or any of its subsidiaries which maintain senior unsecured, non-credit enhanced debt ratings by both Moody's and S&P. If more than one such Person exists, the Rated Entity shall be South Jersey Industries, Inc. or any of its subsidiaries which maintains the lowest senior unsecured, non-credit enhanced debt rating by either Moody's or S&P.

         "Register" has the meaning specified in Section 9.09(c).

         "Related Documents" means the Bonds, the Indenture, the Loan Agreement, the Purchase Agreement, the Remarketing Agreement, the Pledge Agreement, the Tender Agency Agreement and the Official Statement.

         "Remarketing Agent" means UBS PaineWebber Inc., its successors and assigns, and any other Person serving as such with respect to any Bonds under the applicable Remarketing Agreement.

         "Remarketing Agreement" means the Remarketing Agreement dated as of September 1, 2001, between Marina Energy and the Remarketing Agent relating to the Bonds and any agreement or other arrangement pursuant to which a Remarketing Agent has agreed to act as such pursuant to the applicable Indenture for any Bonds.

         "Required Banks" means Banks whose aggregate Percentages aggregate more than 50%.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

         "Senior Debt Ratings" means the ratings assigned to the senior unsecured, non-credit enhanced debt of the Rated Entity by Moody's and S&P.

         "Shared Fees" has the meaning specified in Section 2.20(e).

         "Significant Subsidiary" means, with respect to any Person, a Subsidiary which meets any of the following conditions:

                        (i) such Person's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total assets of such Person and its Consolidated Subsidiaries as of the end of the most recently completed Fiscal Quarter;

                        (ii) such Person's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of such Person and its Consolidated Subsidiaries as of the end of the most recently completed Fiscal Quarter;

                        (iii) such Person's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles of the Subsidiary exceeds 10% of such income of such Person and its Consolidated Subsidiaries for the most recently completed Fiscal Quarter; or

                        (iv) with respect to South Jersey, such Subsidiary is Marina Energy or South Jersey Gas Company.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which
(i) is maintained for employees of the Obligors or an ERISA Affiliate and no

Person other than the Obligors and its ERISA Affiliates or (ii) was so maintained and in respect of which the Obligors or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Solvent" means, with respect to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "South Jersey" has the meaning assigned to that term in the preamble hereto.

         "Stated Expiration Date" means the Termination Date or such later date to which the Termination Date may be extended from time to time pursuant to the terms of each Letter of Credit and Section 2.15 of this Agreement by the Fronting Bank and the Banks in their sole and absolute discretion.

         "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one of more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

         "Taxes" has the meaning assigned to that term in Section 2.20.

         "Tender Advance" has the meaning assigned to that term in Section 2.05(a).

         "Tender Agent" has the meaning assigned to that term in the Indenture.

         "Tender Agency Agreement" means the Tender Agency Agreement dated as of September 1, 2001 between Marina Energy and the Trustee.

         "Tendered Bonds" means Bonds tendered or deemed tendered for purchase, the purchase price of which was paid by a draw under a Letter of Credit.

         "Tender Drawing" means any drawing under a Letter of Credit to pay the purchase price of Bonds tendered pursuant to an Indenture.

         "Termination Date" means September 19, 2004, or such later date to which the Termination Date may be extended from time to time pursuant to the terms of Section 2.15 of this Agreement by the Fronting Bank and the Banks in their sole and absolute discretion.

         "Trustee" means Commerce Bank, National Association, its successors and assigns, as trustee for the Bonds and any Person serving as such under an Indenture with respect to any additional Bonds.

         "2001A Bonds" has the meaning assigned to that term in the recitals to this Agreement.

         "2001A Commitment" means, as to any Bank, the amount set forth opposite such Bank's name on Schedule I hereto (as such amount may be amended in connection with an assignment pursuant to Section 9.09). "2001A Commitments" means the total of the Banks' 2001A Commitments hereunder.

         "2001A Letter of Credit" has the meaning assigned to that term in the recitals to this Agreement.

         "2001B Bonds" has the meaning assigned to that term in the recitals to this Agreement.

         "2001B Commitment" means, as to any Bank, the amount set forth opposite such Bank's name on Schedule I hereto (as such amount may be amended in connection with an assignment pursuant to Section 9.09). "2001B Commitments" means the total of the Banks' 2001B Commitments hereunder.

         "2001B Letter of Credit" has the meaning assigned to that term in the recitals to this Agreement.

         "Type" means a type of Tender Advance, being either an LIBOR Rate Advance or a Base Rate Advance, as applicable.

         "Underwriter" means UBS PaineWebber Inc., its successors and assigns, and any other Person serving as such with respect to any Bonds.

         "Unused Fee" has the meaning assigned to that term in Section 2.03(b).

         "Wachovia" has the meaning assigned to that term in the preamble hereto.

         SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".


         SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, except as otherwise stated herein.

         SECTION 1.04. Internal References. The words "herein", "hereof' and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and "Article", "Section", "subsection", "paragraph", "Exhibit", "Schedule" and respective references are to this Agreement unless otherwise specified. References herein or in any Related Document to any agreement or other document shall, unless otherwise specified herein or therein, be deemed to be references to such agreement or document as it may be amended, modified or supplemented after the date hereof from time to time in accordance with the terms hereof or of such Related Document, as the case may be.
                                    Page 18


                                   ARTICLE II
                    AMOUNT AND TERMS OF THE LETTER OF CREDIT

         SECTION 2.01 The Letters of Credit. (a) The Fronting Bank agrees, on the terms and conditions hereinafter set forth, to extend the Letters of Credit to the Stated Expiration Date by way of an amendment to each of the Letters of Credit in the form of Exhibit E and Exhibit F attached hereto. This Agreement shall be deemed to apply to the Letters of Credit from the Date of Issuance.


         (b) Upon receipt of an Application by the Obligors and subject to the conditions set forth in Section 3.02, the Fronting Bank will amend the 2001B Letter of Credit to increase the coverage under the 2001B Letter of Credit up to, but not in excess of the lesser of (i) the Banks' 2001B Commitments and (ii) the aggregate amount of the issued 2001B Bonds, upon the issuance of additional 2001B Bonds.

         SECTION 2.02. Extension of the Letters of Credit. (a) The Letters of Credit shall be extended on the Closing Date. After the extension of the Letters of Credit, the Fronting Bank will promptly notify the Banks of the extension of the Letters of Credit or the amendment to the 2001B Letter of Credit, as the case may be, and provide them with a copy of each amendment. (b) The Fronting Bank shall have no obligation to amend a Letter of Credit if the amendment to such Letter of Credit would cause (x) the sum of (i) the aggregate face amount of the issued and outstanding Letters of Credit and (ii) the aggregate principal amount of Demand Loans and Term Advances relating to the Letters of Credit then outstanding to exceed at any time the Commitments; (y) the sum of (i) the face amount of the issued and outstanding 2001A Letter of Credit and (ii) the aggregate principal amount of Demand Loans and Term Advances relating to the 2001A Letter of Credit then outstanding to exceed at any time the 2001A Commitments; or (z) the sum of (i) the face amount of the issued and outstanding 2001B Letter of Credit and (ii) the aggregate principal amount of Demand Loans and Term Advances relating to the 2001B Letter of Credit then outstanding to exceed at any time the 2001B Commitments.

         SECTION 2.03. Commissions and Fees. (a) The Obligors hereby agree to pay to the Administrative Agent, for the ratable account of each Bank, a letter of credit fee (the "Letter of Credit Fee") equal to the total aggregate face amount of the Letters of Credit multiplied by a rate per annum equal to the "Applicable Letter of Credit Fee" under the definition of Applicable Margin from the date hereof to the Stated Expiration Date, payable quarterly in arrears on the first day of each March, June, September and December, commencing December 1, 2002, and on the Stated Expiration Date.

         (b) The Obligors hereby agree to pay to the Administrative Agent, for the ratable account of each Bank, an unused fee (the "Unused Fee") equal to (i) the total aggregate amount of the Banks' 2001B Commitments minus (ii) the Average Quarterly Outstanding 2001B Amount multiplied by a rate per annum equal to the "Applicable Unused Fee" under the definition of Applicable Margin from the date hereof to the Stated Expiration Date, payable quarterly in arrears on the first day of each March, June, September and December, commencing December 1, 2002, and on the Stated Expiration Date.

         (c) The Obligors hereby agree to pay all normal costs and expenses of the Fronting Bank in connection with the transfer, amendment or other administration of the Letters of Credit, including, a drawing fee in an amount equal to $100.00 for each drawing under a Letter of Credit. Such drawing fee shall be added to the drawing under such Letter of Credit and repaid by the Obligors as part of such drawing; provided, however, if such drawing fee would cause the total drawing to exceed the total aggregate amount of such Letter of Credit, the drawing fee shall be paid on the day of such drawing to the Administrative Agent by wire transfer.

         (d) The Obligors hereby agree to pay to the Administrative Agent and the Fronting Bank, such other fees as are specified in the fee letter agreement dated August 14, 2002, among the Obligors, Wachovia and Wachovia Securities, Inc.

         SECTION 2.04. Reimbursement On Demand. (a) Except as otherwise specified in Section 2.05 (and provided that the conditions precedent specified therein have been fulfilled), if the Fronting Bank shall make any payment under a Letter of Credit in response to a Tender Drawing, such payment (including, without limitation, amounts in respect of any reinstatement of interest on the Bonds at the election of the Banks notwithstanding any failure by the Obligors to reimburse the Banks for any previous drawing to pay interest on the Bonds) shall constitute a demand loan (each, a "Demand Loan") made by the Banks to the Obligors on the date of such payment by the Fronting Bank under such Letter of Credit.

         (b) The Obligors agree to pay or cause to have paid to the Administrative Agent, for the account of the Banks, after the honoring by the Fronting Bank of any drawing under the Letters of Credit giving rise to such Demand Loan, each such Demand Loan no later than 3:00 p.m. (Charlotte, North Carolina time) on the date of its making. Any such Demand Loan (or any portion thereof) not so paid on such date shall bear interest from the date of making of such Demand Loan until payment in full, at a fluctuating interest rate per annum equal to the Base Rate plus 2%. The principal amount of each Demand Loan and all interest thereon shall be due and payable on demand, and if not sooner paid or demanded, on the Termination Date.

         SECTION 2.05. Tender Advances; Interest Rates. (a) If the Fronting Bank shall make any payment under a Letter of Credit in response to a Tender Drawing and, on the date of such payment, the conditions precedent set forth in Section
3.03 shall have been fulfilled, that portion of such payment equal to the principal amount of the Bonds purchased with the proceeds of such Tender Drawing shall be deemed to constitute an advance made by the Banks to the Obligors on the date and in the amount of such principal amount (each such advance being a "Tender Advance"). Each Tender Advance shall bear interest, initially at the Base Rate and shall be deemed to be a Base Rate Advance, and thereafter at the Base Rate or the LIBOR Rate, as selected by the Obligors in accordance with
Section 2.08, and subject to the terms of Section 2.05(b). The principal amount thereof and all interest thereon shall be due and payable in accordance with
Section 2.05(b) below and on the earliest to occur of (i) the Termination Date,
(ii) the date on which the Pledged Bonds are redeemed or cancelled, (iii) the date on which any Pledged Bonds are remarketed and (iv) the date on which the applicable Letter of Credit is replaced by a substitute letter of credit. To the extent that the Administrative Agent receives interest payable on account of any Pledged Bonds such interest received shall be applied and credited against accrued and unpaid interest on the Tender Advances that financed the Tender Drawing in respect of which such Pledged Bonds were purchased.

         (b) The Obligors shall pay interest on the unpaid principal amount of each Tender Advance, at the Obligors' option, as follows:

                  (i) Base Rate Advances. If such Tender Advance is a Base Rate Advance, interest thereon shall be payable quarterly in arrears on the first day of each March, June, September and December, on the date of any Conversion of such Base Rate Advance and on the date such Base Rate Advance shall become due and payable or otherwise shall be paid in full; provided that at any time an Event of Default shall have occurred and be continuing, thereafter each Base Rate Advance shall bear interest, payable on demand, at the Default Rate; or

                  (ii) LIBOR Rate Advances. If such Tender Advance is a LIBOR Rate Advance, interest thereon shall be payable on the last day of the Interest Period for such Advance (and, in the case of any Interest Period of six months, on the last day of the third month of such Interest Period); provided that at any time an Event of Default shall have occurred and be continuing, thereafter each LIBOR Rate Advance shall bear interest, payable on demand, at the Default Rate.

         (c) Notwithstanding any provision to the contrary herein except as set forth in Section 2.04(b), the Obligors shall pay interest on all past-due amounts of principal and (to the fullest extent permitted by law) interest, costs, fees and expenses hereunder, from the date when such amounts became due until paid in full, payable on demand, at the Default Rate in effect from time to time.

         SECTION 2.06 Additional Interest on LIBOR Rate Advances. The Obligors shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities and which are not required on the date of this Agreement, additional interest on the unpaid principal amount of each LIBOR Rate Advance of such Bank, from the date of such LIBOR Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for the Interest Period for such LIBOR Rate Advance from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the LIBOR Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such LIBOR Rate Advance. Such additional interest shall be determined by such Bank and notified to the Obligors through the Administrative Agent.

         SECTION 2.07. Interest Rate Determination.

         (a) The Administrative Agent shall give prompt notice to the Obligors and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.04 and 2.05.

         (b) If, with respect to any LIBOR Rate Advances, (i) the Required Banks notify the Administrative Agent that the LIBOR Rate for any Interest Period for such LIBOR Rate Advances will not adequately reflect the cost to such Required Banks of making, funding or maintaining their respective LIBOR Rate Advances for such Interest Period or (ii) the Required Banks notify the Administrative

Agent or the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, the Administrative Agent shall forthwith so notify the Obligors and the Banks, whereupon:

         (1) each LIBOR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

         (2) the obligation of the Banks to make, or to Convert Base Rate Advances into, LIBOR Rate Advances shall be suspended until the Administrative Agent (based on notice from the Required Lenders) shall notify the Obligors and the Banks that the circumstances causing such suspension no longer exist.

         (c) If the Obligors shall fail to (i) select the duration of any Interest Period for any LIBOR Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, (ii) provide a Notice of Conversion with respect to any LIBOR Rate Advances on or prior to 11:00 a.m., Charlotte, North Carolina time, on the third Business Day prior to the last day of the Interest Period applicable thereto, in the case of a Conversion to or in respect of LIBOR Rate Advances or (iii) satisfy the conditions set forth in Section 2.08 with respect to a Conversion, the Administrative Agent will forthwith so notify the Obligors and the Banks and such LIBOR Rate Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

         SECTION 2.08. Voluntary Conversion of Tender Advances. The Obligors may on any Business Day, by delivering an irrevocable Notice of Conversion (a "Notice of Conversion") in the form of Exhibit C hereto to the Administrative Agent not later than 11:00 a.m., Charlotte, North Carolina time, on the third Business Day prior to the date of the proposed Conversion, and subject to the provisions of Sections 2.07, 2.11 and 3.04, Convert all Tender Advances of one Type made simultaneously into Tender Advances of the other Type; provided, however, that any Conversion of any LIBOR Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Advances.

         SECTION 2.09. Prepayments of Advances. (a) The Obligors may, upon at least three (3) Business Days' notice, in the case of LIBOR Rate Advances, and upon same Business Day notice prior to 11:00 a.m., Charlotte, North Carolina time, on such Business Day, in the case of Base Rate Advances, to the Administrative Agent, prepay without premium or penalty the outstanding amount of any Tender Advance in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 (or, if lower, the principal amount outstanding hereunder on the date of such prepayment) or an integral multiple of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a LIBOR Rate Advance on a day other than the last day of an Interest Period for such LIBOR Rate Advance, the Obligors shall be obligated to reimburse the Banks in respect thereof pursuant to Section 9.07(b).

         (b) Prior to or simultaneously with the receipt of proceeds related to the remarketing of Bonds purchased pursuant to one or more Tender Drawings, the Obligors shall directly, or through the Remarketing Agent or the Tender Agent on behalf of the Obligors, repay or prepay (as the case may be) the then-outstanding Demand Loans and Tender Advances (in the order in which they were made) by paying to the Administrative Agent for the pro rata share of the Banks an amount equal to the sum of (i) the aggregate principal amount of the Bonds remarketed plus (ii) all accrued interest on the principal amount of Demand Loans and/or Tender Advances so repaid or prepaid plus (iii) in the case of prepayments of LIBOR Rate Advances, any amount payable to the Banks in respect thereof pursuant to Section 9.07(b).

         (c) On the date of any termination or reduction of the Commitments, the Obligors shall pay or prepay for the ratable accounts of the Banks so much of the principal amount outstanding under this Agreement as shall be necessary in order that the sum of (i) the principal amount outstanding (after giving effect to such prepayment) and (ii) the face amount of the Letters of Credit then issued and outstanding will not exceed the amount of the Commitments following such termination or reduction, together with (i) accrued interest to the date of such prepayment on the principal amount repaid or prepaid and (ii) in the case of prepayments of LIBOR Rate Advances, any amount payable to the Banks pursuant to Section 9.07(b).

         (d) On the Termination Date, the Obligors shall pay for the ratable accounts of the Banks the principal amount outstanding under this Agreement, together with (i) accrued interest to the date of such payment on the principal amount repaid and (ii) in the case of prepayments of LIBOR Rate Advances, any amount payable to the Banks pursuant to Section 9.07(b).

         SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of LIBOR Rate Advances, included in the LIBOR Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in any case, promulgated, implemented or occurring on or after the date hereof, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Rate Advances, then the Obligors shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to such Bank additional amounts sufficient to compensate such Bank for such increased cost. Each Bank agrees to notify the Obligors of any such increased costs as soon as reasonably practicable after determining that such increased cost is applicable to LIBOR Rate Advances hereunder. A certificate as to the amount of such increased cost, submitted to the Obligors and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If the Fronting Bank or any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in any case promulgated, implemented or occurring on or after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Fronting Bank or any such Bank or any corporation controlling the Fronting Bank or any such Bank and that the amount of such capital is increased by or based upon the existence of the Fronting Bank's or any such Bank's Commitment hereunder and other Commitments of this Type, then, upon demand by the Fronting Bank or any such Bank, as the case may be (with a copy of such demand to the Administrative Agent), the Obligors shall immediately pay to the Fronting Bank or any such Bank, as the case may be, from time to time as specified by the Fronting Bank or such Bank, additional amounts sufficient to compensate the Fronting Bank or such Bank, as the case may be, or such corporation in the light of such circumstances, for any difference in the rate of return of the Fronting

Bank or any such Bank to the extent that the Fronting Bank or such Bank, as the case may be, reasonably determines such increase in capital to be allocable to the existence of the Fronting Bank's or such Bank's Commitment hereunder, as the case may be. The Fronting Bank and each Bank agrees to notify the Obligors of any such additional amount as soon as reasonably practicable after the Fronting Bank or any Bank makes such determination. A certificate as to such amounts submitted to the Obligors and the Administrative Agent by the Fronting Bank or such Bank shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Bank or its LIBOR Lending Office to perform its obligations hereunder to make LIBOR Rate Advances or to fund or maintain LIBOR Rate Advances hereunder, (i) the obligation of the Banks to make, or to Convert Base Rate Advances into, LIBOR Rate Advances shall be suspended until the Administrative Agent (based on notice from the affected Bank) shall notify the Obligors and the Banks that the circumstances causing such suspension no longer exist and (ii) the Obligors shall pay (x) on the last day of the applicable Interest Period, or (y) if the failure to prepay immediately would cause any Bank to be in violation of such law or regulation, immediately, in full all LIBOR Rate Advances of all Banks then outstanding, together with interest accrued thereon, unless, in either case, the Obligors, within five Business Days of notice from the Administrative Agent (or such shorter, maximum period of time, specified by the Administrative Agent, as may be legally allowable), Converts all LIBOR Rate Advances of all Banks then outstanding into Base Rate Advances in accordance with Section 2.08.

         SECTION 2.12. Payments and Computations. Other than payments made pursuant to Section 2.04, the Obligors shall make each payment hereunder not later than 12:00 noon (Charlotte, North Carolina time) on the day when due in lawful money of the United States of America to the Administrative Agent at its address referred to in Section 9.02 in same day funds. Computations of the Base Rate (when based on the Federal Funds Rate), the LIBOR Rate, the Default Rate (when based on the Federal Funds Rate) and fees under Section 2.03 shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed, and computations of the Base Rate (when based on the Prime Rate) and the Default Rate (when based on the Prime Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) elapsed.

         SECTION 2.13. Non-Business Days. Except as otherwise specified in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

         SECTION 2.14. Source of Funds. All payments made by the Fronting Bank pursuant to the Letters of Credit shall be made from funds of the Fronting Bank and not from funds obtained from any other Person.

         SECTION 2.15. Extension of the Stated Expiration Date. Unless each Letter of Credit outstanding pursuant hereto shall have expired in accordance with its terms on the Cancellation Date, at least ninety (90) days before the

Stated Expiration Date of any Letter of Credit, the Obligors may request the Fronting Bank with the consent of all the Banks, by notice to the Administrative Agent in writing (each such request being irrevocable) to extend the Stated Expiration Date for such Letter of Credit. If the Obligors shall make such a request the Administrative Agent shall promptly notify the Banks thereof, and if the Fronting Bank and the Banks, in their sole discretion, elect to so extend the Stated Expiration Date for such Letter of Credit then in effect, the Administrative Agent shall deliver to the Obligors a notice (herein referred to as a "Notice of Extension") designating the date to which the Stated Expiration Date for such Letter of Credit will be extended and the conditions of such consent (including, without limitation, conditions relating to legal documentation and the consent of the Trustee). If all such conditions are satisfied and such extension of the Stated Expiration Date for such Letter of Credit shall be effective, thereafter all references in this Agreement to the Stated Expiration Date for such Letter of Credit shall be deemed to be references to the amended date designated as such in such legal documentation. Any date to which the Stated Expiration Date for such Letter of Credit has been extended in accordance with this Section 2.15 may be extended in like manner. Failure of the Administrative Agent to deliver a Notice of Extension as herein provided within thirty (30) days of a request by the Obligors to extend such Stated Expiration Date for such Letter of Credit shall constitute an election by the Fronting Bank and the Banks not to extend the Stated Expiration Date for such Letter of Credit. In the event the Stated Expiration Date is extended beyond the Termination Date, the Termination Date shall automatically be extended to the new Stated Expiration Date.

         SECTION 2.16. Amendments Upon Extension. Upon any extension of a Stated Expiration Date pursuant to Section 2.15 of this Agreement, the Fronting Bank and the Banks reserve the right to renegotiate any provision hereof.

         SECTION 2.17. Evidence of Debt. The Fronting Bank and each Bank shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Obligors resulting from each drawing under the Letters of Credit, from each Demand Loan and from each Tender Advance made from time to time hereunder and the amounts of principal and interest payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the Obligations of the Obligors therein recorded.

         SECTION 2.18. Obligations Absolute. The payment obligations of the Obligors under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of the Letters of Credit, this Agreement, any Related Document or any other agreement or instrument relating thereto;

                  (b) any amendment or waiver of or any consent to departure from all or any of this Agreement or any Related Document;

                  (c) the existence of any claim, set-off, defense or other right which the Obligors may have at any time against the Trustee or any other beneficiary, or any transferee, of the Letters of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the Fronting Bank, or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction;

                  (d) any statement or any other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (e) payment by the Fronting Bank under the Letters of Credit against presentation of a certificate which does not comply with the terms of the Letters of Credit; or

                  (f) any other circumstance or happening whatsoever, including, without limitation, any other circumstance which might otherwise constitute a defense available to or discharge of the Obligors, whether or not similar to any of the foregoing.

Nothing in this Section 2.18 is intended to limit any liability of the Fronting Bank pursuant to Section 9.06 in respect of its willful misconduct or gross negligence.

         SECTION 2.19. Net of Taxes, Etc. (a) All payments made by the Obligors under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent, the Fronting Bank and each Bank, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction under the laws of which the Administrative Agent, the Fronting Bank or such Bank (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Fronting Bank or any Bank hereunder, the amounts so payable to the Administrative Agent, the Fronting Bank or such Bank shall be increased to the extent necessary to yield to the Administrative Agent, the Fronting Bank or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Taxes are payable by the Obligors, as promptly as possible thereafter the Obligors shall send to the Administrative Agent for its own account or for the account of the Fronting Bank or such Bank, as the case may be, a certified copy of an original official receipt received by the Obligors showing payment thereof. If the Obligors fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Obligors shall indemnify the Administrative Agent, the Fronting Bank and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Fronting Bank or any Bank as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the obligations hereunder and all other amounts payable hereunder.

         (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Obligors and the Administrative Agent on or before the latter of the date hereof and the date such Bank becomes a Bank (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be. Each such Bank also agrees to deliver to the Obligors and the Administrative Agent two further copies of said Form W-8BEN or W-8ECI, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form previously delivered expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Obligors, and such extensions or renewals thereof as may reasonably be requested by the Obligors or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Obligors and the Administrative Agent. Such Bank shall certify that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and that it is entitled to an exemption from United States backup withholding tax.

         (c) If any Bank shall request compensation for costs pursuant to this
Section 2.19, (i) such Bank shall make reasonable efforts (which shall not require such Bank to incur a loss or unreimbursed cost or otherwise suffer any disadvantage deemed by it to be significant) to make within thirty (30) days an assignment of its rights and delegation and transfer of its obligations hereunder to another of its offices, branches or affiliates, if such assignment would reduce such costs in the future, (ii) the Obligors may with the consent of the Required Banks and the Fronting Bank, which consent shall not be unreasonably withheld, secure a substitute bank to replace such Bank which substitute bank shall, upon execution of a counterpart of this Agreement and payment to such Bank of any and all amounts due under this Agreement, be deemed to be a Bank hereunder (any such substitution referred to in clause (ii) shall be accompanied by an amount equal to any loss or reasonable expense incurred by such Bank as a result of such substitution); provided that this Section 2.19(c) shall not be construed as limiting the liability of the Obligors to indemnify or reimburse such Bank for any costs or expenses the Obligors is required hereunder to indemnify or reimburse.

         SECTION 2.20. Participation by Banks in Letters of Credit. (a) The Fronting Bank irrevocably agrees to grant and hereby grants, without recourse, to each Bank, and to induce the Fronting Bank to issue the Letters of Credit hereunder, each Bank irrevocably agrees to accept and purchase and hereby accepts and purchases, without recourse, on the terms and conditions hereinafter stated, for such Bank's own account and risk an undivided interest equal to such Bank's Percentage in the Fronting Bank's obligations and rights under the Letters of Credit and the amount of each drawing paid by the Fronting Bank thereunder.

         (b) Upon receipt of written notice of a drawing under a Letter of Credit (other than a drawing for a regularly scheduled payment under the Bonds), the Fronting Bank shall notify the Administrative Agent, who in turn shall notify each Bank promptly by telex, telecopier or telephone (such telephonic notice to be confirmed in writing) of such drawing under the Letter of Credit.

In the event that such drawing is actually paid by the Fronting Bank and the Fronting Bank has not been reimbursed in full therefor by the Obligors by 3:00 p.m. (Charlotte, North Carolina time) on the day such drawing is paid by the Fronting Bank, the Administrative Agent shall notify promptly each Bank thereof. Upon receipt of such notice, each Bank shall make available to the Administrative Agent such Bank's Percentage of the Demand Loans or the Tender Advance resulting from such drawing, in immediately available funds, by 12:00 noon (Charlotte, North Carolina time) on the next succeeding Business Day after the date of such notice.

         (c) Upon receipt by the Administrative Agent of any payment of, or whenever the Administrative Agent makes an application of funds in respect of, the principal portion of any Obligations in respect of which a Bank has fulfilled its obligations hereunder, the Administrative Agent shall promptly pay over to such Bank, so long as such Bank is not in default of any of its obligations hereunder, in the same funds which the Administrative Agent receives in respect thereof, such Bank's Percentage of the amount of such payment or application.

         (d) (i) Upon receipt by the Administrative Agent of any payment of, or whenever the Administrative Agent makes an application of funds in respect of, the interest portion of any Obligations as to which a Bank has fulfilled its obligations hereunder, the Administrative Agent shall promptly pay over to such Bank, so long as such Bank is not in default of any of such Bank's obligations hereunder, in the same funds which the Administrative Agent receives in respect thereof, such Bank's Percentage of the amount of such payment or application; but subject to the provisions of clause (ii) of this Section 2.20(d).

                  (ii) If a Bank does not make available to the Administrative Agent such Bank's Percentage of any Demand Loan or Tender Advance on any date on which the related payment is required to be made hereunder (a "Disbursement Date"), such Bank shall be required to pay interest to the Administrative Agent for the account of the Fronting Bank on its Percentage of such Demand Loan or Tender Advance at the Federal Funds Rate from such Disbursement Date until (but excluding) the date such amount is received by the Fronting Bank. If the Fronting Bank receives a Bank's Percentage of any Demand Loan or Tender Advance on the related Disbursement Date or if the Fronting Bank receives interest on any late payment from such Bank in accordance with the provisions of the preceding sentence and such late payment is received within five (5) Business Days of the related Disbursement Date such Bank shall receive interest on its pro rata share of such Demand Loan or Tender Advance in accordance with clause
(i) of this Section 2.20(d) from such Disbursement Date. If the Fronting Bank does not receive a Bank's Percentage of any Demand Loan or Tender Advance on the Disbursement Date therefor and does not receive interest on any such late payment together with such late payment within five Business Days from such Disbursement Date from such Bank in accordance with the provisions of this paragraph, such Bank shall receive interest on its Percentage of such Demand Loan or Tender Advance in accordance with clause (i) of this Section 2.20(d) only from the date, if any, on which such Bank's payment is received by the Fronting Bank.

         (e) Upon receipt by the Administrative Agent of any payment of, or whenever the Administrative Agent makes an application of funds in respect of, the fees payable pursuant to Section 2.03(a) hereof (the "Shared Fees"), the Administrative Agent shall promptly pay over to each Bank, so long as such Bank is not in default of any of such Bank's obligations hereunder, in the same funds which the Administrative Agent receives in respect thereof, such Bank's pro rata share of the amount of such payment or application, which share shall be based on such Bank's Percentage of the Shared Fees applicable.

         (f) Upon receipt by the Administrative Agent of any payment of, or whenever the Administrative Agent makes an application of funds in respect of, any amount owed to any Bank pursuant to Section 2.10 or 2.19, the Administrative Agent shall promptly pay over to such Bank, so long as such Bank is not in default of any of such Bank's obligations hereunder, in the same funds which the Administrative Agent receives in respect thereof, the amount of such payment or application.

         (g) Upon receipt by the Fronting Bank from time to time of any amount pursuant to the terms of any Related Document (other than pursuant to the terms of this Agreement), the Fronting Bank shall promptly deliver to the Administrative Agent any such amount. Upon receipt by the Administrative Agent of any such amount, the Administrative Agent shall distribute such amounts as follows:

         First: To the Fronting Bank in an amount equal to any draw under the Letters of Credit not reimbursed in full by the Obligors pursuant to
         Section 2.04 hereof on the date of such distribution;

         Second: To the Fronting Bank (for its own account), the Administrative Agent (for its own account) and the Banks, pro rata, in an amount equal to the commissions and fees due and payable hereunder to the Fronting Bank, the Administrative Agent and the Banks on the date of such distribution;

         Third: To the Banks, pro rata, in an amount equal to the interest due and payable on any Demand Loan or Tender Advance outstanding hereunder on the date of such distribution;

         Fourth: To the Banks, pro rata, in an amount equal to the principal due and payable to the Banks hereunder on the date of such distribution;

         Fifth: To the Fronting Bank and the Administrative Agent, in an amount equal to any amount due and payable to the Fronting Bank and the Administrative Agent in their capacities as such pursuant to
         Section 9.07 hereof on the date of such distribution;

         Sixth: To the Banks, pro rata, in an amount equal to any amount due and payable to the Banks pursuant to Section 9.07 hereof on the date of such distribution; and

         Seventh: To the Fronting Bank (for its own account), the Administrative Agent (for its own account) and the Banks, pro rata, for any other amounts not described above due and payable hereunder to such Persons on the date of such distribution.

         (h) If all or any part of any payment made to the Administrative Agent with respect to the Obligations and paid over by the Administrative Agent to any Bank pursuant to the terms hereof is thereafter recovered or returned from or by the Administrative Agent for any reason, then such Bank shall pay to the Administrative Agent such Bank's pro rata share thereof (based upon the amount such Bank has received in respect thereof) upon the Administrative Agent's demand therefor (together with interest thereon to the extent that the Administrative Agent is required to pay interest on the amount so recovered or returned).

         (i) Each Bank shall indemnify and hold harmless the Fronting Bank from and against any and all liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on such Bank's part to provide, or from any delay in providing, any payment required by such Bank under subsection (b) of this Section 2.20. If any Bank fails to make any payments under subsection (b) of this Section 2.20 within five Business Days of the due date therefor, then the Fronting Bank may acquire, or transfer to an assignee, in exchange for the unpaid sum or sums due from such Bank, such Bank's unfunded portion of its Percentage of the Obligations and the Letters of Credit without, however, relieving such Bank from any liability for damages, costs and expenses suffered by the Fronting Bank as a result of such failure. The purchaser of any such interest (including the Fronting Bank) shall be deemed to have acquired an interest senior to such Bank's remaining interest hereunder (if any), and accordingly, such purchaser shall be entitled to receive all subsequent payments allocable to such Bank's interest hereunder which the Administrative Agent would otherwise have made to such Bank until such time as the purchaser shall have obtained recovery of the amount it paid for its interest, with interest at the Default Rate. After any such transfer, such Bank shall have no further obligations hereunder (except for any liability for damages, costs and expenses as aforesaid) and shall not be entitled to its Percentage of any fees or commissions accruing after the effective date of such transfer.

         (j) Each Bank hereby irrevocably authorizes the Fronting Bank to pay drawings under the Letters of Credit, and authorizes the Administrative Agent to receive from the Obligors payment of all fees, costs, expenses, charges, principal and interest and to take such action on such Bank's behalf hereunder and the Related Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

         (k) Each Bank hereby acknowledges and agrees that such Bank's obligation to participate in the Letters of Credit and to make, maintain and Convert Tender Advances and such Bank's obligation to pay to the Administrative Agent on the dates specified herein amounts equal to such Bank's Percentage of drawings paid by the Fronting Bank under the Letters of Credit, the Tender Advances and the Demand Loans made hereunder shall be at all times and in all events absolute, irrevocable and unconditional obligations, and that such obligations shall not be affected in any way by any intervening circumstances occurring after the payment of any drawing under the Letters of Credit or the making of any Tender Advances or Demand Loans including, without limitation:

                  (i) the existence of any claim, set-off, defense or other right that the Obligors may have against the Administrative Agent, the Fronting Bank, any Bank or any other party; or

                  (ii) any certificate or any other document presented under the Letters of Credit proving to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect except in the case of the gross negligence or willful misconduct of the Fronting Bank; or

                  (iii) any other act or omission to act of any kind by the Fronting Bank, the Administrative Agent or the Obligors or any Person providing security or guarantees in connection with this Agreement or the Letters of Credit except in the case of the gross negligence or willful misconduct of the Fronting Bank; or

                  (iv) the existence of any Event of Default, Default or other default hereunder; or

                  (v) any change of any kind whatsoever in the financial position or creditworthiness of the Obligors, any guarantor or any other Person.

         (l) Each Bank agrees to indemnify the Fronting Bank for such Bank's Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against it in any way relating to or arising out of the Obligations, the Related Documents or the transactions contemplated hereby or thereby or the enforcement of any of the terms thereof (including, without limitation, reasonable fees and disbursements of counsel) provided that no Bank shall be liable for any of the foregoing to the extent they arise from the Fronting Bank's gross negligence or willful misconduct or to the extent the Fronting Bank has been indemnified or reimbursed by the Obligors. This indemnity shall survive the termination of this Agreement.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         SECTION 3.01. Conditions Precedent to the Execution and Delivery of this Agreement. The obligation of the Fronting Bank to execute and deliver this Agreement and to extend each Letter of Credit is subject to the conditions precedent that the Administrative Agent shall have received on or before the Closing Date, the following, each dated such date, in form and substance satisfactory to the Administrative Agent and the Banks, with copies for each
Bank:

         (a) Agreements. Counterparts of this Agreement, duly executed by South Jersey, Marina Energy, the Administrative Agent, the Fronting Bank and the Banks;

         (b) Secretary's Certificate. Receipt by the Administrative Agent of (A) a certificate of the secretary or assistant secretary of each of the Obligors, as applicable, dated the Closing Date and certifying with respect to each applicable Obligor,
                  (1) that attached thereto is a true and complete copy of the articles of incorporation or articles of formation, as applicable, and all amendments thereto of such Obligor, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, (2) that attached thereto is a true and complete copy of the operating agreement, by-laws or equivalent document, as applicable, of such Obligor in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (3) below, (3) that attached thereto is a true and complete copy of resolutions or consents, as applicable, duly adopted by the respective governing board of such Obligor authorizing, as applicable, the execution, delivery and performance of this Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (4) that the organizational documents of such Obligor have not been amended since the date of the last amendment thereto shown on the certificate of good standing attached thereto, (5) as to the incumbency and specimen signature of each officer of such Obligor executing this Agreement and any other document delivered in connection herewith on its behalf and (6) that there has been no change to the Related Documents since the Date of Issuance; and
                  (B) a certificate of another officer as to the incumbency and specimen signature of such secretary or assistant secretary executing the certificate pursuant to (A) above;

         (c) Officer's Certificate. Receipt by the Administrative Agent of a certificate from the chief executive officer or chief financial officer of each Obligor, as applicable, in form and substance satisfactory to the Administrative Agent, to the effect that, as of the Closing Date, all representations and warranties of such Obligor contained in this Agreement and the other Related Documents are true, correct and complete; that such Obligor is not in violation of any of the covenants contained in this Agreement and the other Related Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that such Obligor has satisfied each of the conditions precedent set forth in this Section 3.01;

         (d) Consents. Receipt by the Administrative Agent of a written representation from each Obligor that (i) all governmental, shareholder, member, partner and third party consents and approvals necessary or, in the reasonable opinion of the Administrative Agent, desirable, in connection with the transactions contemplated hereby have been received and are in full force and effect and (ii) no condition or requirement of law exists which could reasonably be likely to restrain, prevent or impose any material adverse condition on the transactions contemplated hereby;

         (e) Proceedings. A certificate from each of the Obligors certifying that no action, proceeding, investigation, regulation or legislation has been instituted, threatened or proposed before any court, government agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the other Related Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's reasonable determination, would prohibit the extension of Letters of Credit or could reasonably be expected to result in any such prohibition or a Material Adverse Change;

         (f) Financial Statements. Receipt by the Administrative Agent of the Disclosure Documents, which demonstrate, in the Administrative Agent's reasonable judgment, together with all other information then available to the Administrative Agent, that each Obligor can repay its debts and satisfy its other obligations as and when they become due, and can comply with the financial covenants contained in this Agreement;

         (g) Good Standing Certificates. Receipt by the Administrative Agent of a certificate of good standing for each Obligor, as applicable, dated on or immediately prior to the Closing Date, from the Secretary of State of the state of organization of each Obligor and from all states in which each Obligor is required to obtain a certificate of good standing or like certificate due to the nature of its operations in such state;

         (h) Fees. Receipt by the Administrative Agent and the Banks of the fees set forth or referenced in this Agreement and any other accrued and unpaid fees, expenses or commissions due hereunder and under the Existing Reimbursement Agreement (including, without limitation, legal fees and expenses of counsel to the Administrative Agent), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges related to the Related Documents;

         (i) Certificate required by Section 3.02(a). Receipt by the Administrative Agent of the certificate required under Section 3.02(a).

         (j) Opinions. Opinions of Cozen O'Connor, counsel to the Obligors, in substantially the form of Exhibit D hereto, and as to such other matters as the Administrative Agent may reasonably request addressed to the Administrative Agent, the Fronting Bank and the Banks; and

         (j) Other. Receipt by the Administrative Agent of all other opinions, certificates and instruments in connection with the transactions contemplated by this Agreement satisfactory in form and substance to the Required Banks.

                  SECTION 3.02. Additional Conditions Precedent. The obligation of the Fronting Bank to extend, amend or modify, including, the extension of the Letters of Credit on the Closing Date, the Letters of Credit upon Application therefor, shall be subject to the further conditions precedent that on the date of such amendment, modification or extension, as the case may be:

                  (a) The following statements shall be true, and the Administrative Agent shall have received a certificate signed by duly authorized officer of the Obligors, dated such date, stating that:

                        (i) The representations and warranties of the Obligors contained in Section 4.01 of this Agreement and in the Related Documents are true and correct on and as of such date as though made on and as of such date (except to the extent such representations and warranties relate solely to a specified earlier date, in which case such representations and warranties were true and correct on and as of such earlier date);

                        (ii) Since December 31, 2001, there has been no Material Adverse Change; and

                        (iii) No event has occurred and is continuing, or would result from the extension of, or an amendment of, such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default; and

                  (b) With respect to an amendment to the 2001B Letter of Credit pursuant to Section 2.01(b), a duly executed amendment to the 2001B Letter of Credit; and

                  (c) The Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably request.

         SECTION 3.03. Conditions Precedent to Each Tender Advance. The obligation of the Banks to make each Tender Advance shall be subject to the condition precedent that, on the date of such Tender Advance, the following statements shall be true:

                  (a) The representations and warranties contained in Section
         4.01 of this Agreement are true and correct on and as of the date of such Tender Advance as though made on and as of such date, both before and after giving effect to such Tender Advance and to the application of the proceeds thereof;

                  (b) The Bonds to be purchased with the proceeds of the Tender Drawing relating to such Tender Advance shall simultaneously be pledged in accordance with the Indenture, the Pledge Agreement and Article VII hereof;

                  (c) Since December 31, 2001, there has been no Material Adverse Change; and

                  (d) No event has occurred and is continuing, or would result from such Tender Advance or the application of the proceeds thereof, which constitutes a Default or an Event of Default.

Unless the Obligors shall have previously advised the Administrative Agent in writing that one or more of the statements contained in clauses (a) through (d) above are not true the Obligors shall be deemed to have represented and warranted, on the date of any Tender Advance made by the Banks hereunder, that on the date of such Tender Advance the above statements are true.

         SECTION 3.04. Condition Precedent to each Conversion. The obligation of each Bank to permit the Obligors to Convert a Tender Advance from a Base Rate Advance into a LIBOR Rate Advance or from a LIBOR Rate Advance into another LIBOR Rate Advance shall be subject to the satisfaction of the conditions precedent set forth in Section 3.02(a), on and as of the date of such Conversion.

         SECTION 3.05 Reliance on Certificates. The Banks and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Obligors as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of the Obligors identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Obligors thereafter authorized to act on its behalf.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Obligors. The Obligors hereby represent and warrant as follows:

         (a) Each Obligor and each of its respective Subsidiaries is a corporation or a limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary. Each Obligor and each of its respective Subsidiaries has all requisite corporate (or other applicable) powers and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         (b) The execution, delivery and performance by the Obligors of this Agreement and each Related Document to which it is a party are within each Obligor's corporate (or other applicable) powers, have been duly authorized by all necessary corporate (or other applicable) action, do not contravene (i) the South Jersey's articles of incorporation or by-laws or Marina Energy's articles of organization or operating agreement, (ii) any law, rule or regulation applicable to an Obligor or (iii) any contractual or legal restriction binding on or affecting an Obligor, and will not result in or require the imposition of any lien or encumbrance on, or security interest in, any property (including, without limitation, accounts or contract rights) of an Obligor, except as provided in this Agreement and Related Documents.

         (c) No Governmental Action is required for the execution or delivery by the Obligors of this Agreement or any Related Document to which either is a party or for the performance by the Obligors of their respective obligations under this Agreement or any such Related Document other than those which have previously been duly obtained, are in full force and effect, are not subject to any pending or, to the knowledge of the Obligors, threatened appeal or other proceeding seeking reconsideration and as to which all applicable periods of time for review, rehearing or appeal with respect thereto have expired.

         (d) This Agreement and each Related Document to which an Obligor is a party is a legal, valid and binding obligation of the Obligor party thereto, enforceable against such Obligor in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws of general application affecting rights and remedies of creditors generally.

         (e) Except as disclosed in the Disclosure Documents, there is no pending or threatened action or proceeding (including, without limitation, any proceeding relating to or arising out of Environmental Laws) affecting any Obligor or any of its respective Subsidiaries before any court, governmental agency or arbitrator, that has a reasonable possibility of resulting in a Material Adverse Change.

         (f) The audited consolidated balance sheet of South Jersey and its Consolidated Subsidiaries, as at December 31, 2001, and the related consolidated statements of income, retained earnings and cash flows of South Jersey and its

Consolidated Subsidiaries for the fiscal year then ended, and the unaudited consolidated balance sheet of South Jersey and its Consolidated Subsidiaries as at June 30, 2002, and the related consolidated statements of income, retained earnings and cash flows of South Jersey and its Consolidated Subsidiaries for the six (6) months then ended, copies of which have been furnished to the Administrative Agent and each Bank, fairly present the financial condition of South Jersey and its Consolidated Subsidiaries as at such dates and the results of the operations of South Jersey and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied. Since December 31, 2001, there has been no Material Adverse Change, or material adverse change in the facts and information regarding such entities as represented to the Closing Date.

         (g) The issuance of, and the existence of, the Letters of Credit and the use of the proceeds thereof will comply with all provisions of applicable law and regulation in all material respects.

         (h) No Obligors and no Subsidiary of an Obligor are an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         (i) South Jersey is a "holding company" exempt from registration under
Section 5 of the Public Utility Holding Company Act of 1935, as amended, pursuant to Section 3(a)(2) of such Act. Marina Energy is not a "holding company" under Section 5 of the Public Utility Holding Company Act.

         (j) No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any drawing on the Letters of Credit or Tender Advance will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

         (k) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which reasonably could be expected to result in a Material Adverse Change. Since the actuarial valuation date specified in the most recent Schedule B (Actuarial Information) to the annual report of Plans maintained by the Obligors (Form 5500 Series), if any, (i) there has been no Material Adverse Change in the funding status of the Plans referred to therein and (ii) no "prohibited transaction" has occurred with respect thereto. Neither the Obligors nor any of their respective ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan.

         (l) Each of the Obligors and its respective Subsidiaries are in compliance in all material respects with all applicable Federal, state and local statutes, rules, regulations, orders and other provisions of law relating to Hazardous Materials, air emissions, water discharge, noise emission and liquid disposal, and other environmental, health and safety matters, other than those the non-compliance with which would not result in a Material Adverse Change (taking into consideration all fines, penalties and sanctions that may be imposed because of such non-compliance) or on the ability of the Obligors to perform their respective obligations under this Agreement or any Related Document to which an Obligor is a party. Except as set forth in the Disclosure Documents, neither the Obligors nor any of their respective Subsidiaries has received from any Governmental Authority any notice of any material violation of any such statute, rule, regulation, order or provision.

         (m) Each of the Obligors and its respective Subsidiaries has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except to the extent that an Obligor or any such Subsidiary is diligently contesting any such taxes in good faith and by appropriate proceedings, and for which adequate reserves for payment thereof have been established.

         (n) The Bonds have been duly authorized, authenticated and issued and delivered, and are the legal, valid and binding obligations of the Issuer, and are not in default.

         (o) The performance of this Agreement and the transactions contemplated herein will not affect the status of the interest on the 2001A Bonds as exempt from Federal income tax.

         (p) No event has occurred or is continuing which constitutes a "Default" or an "Event of Default", or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Obligor or Subsidiary thereof under any material agreement or contract, judgment, decree or order by which any Obligor or any of its respective properties may be bound or which would require an Obligor or Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefore, where such default could reasonably be expected to result in a Material Adverse Change.

         (q) As of the Closing Date, and after giving effect to each amendment to a Letter of Credit, South Jersey and its Subsidiaries will be Solvent.

         (r) The capitalization of the Obligors and each Significant Subsidiary of the Obligors consists of the Capital Stock, authorized, issued and outstanding, of such classes and series, with or without par value, described on
Schedule II hereto. All such outstanding Capital Stock has been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of, Capital Stock of any Obligor or any Subsidiary of any Obligor or are otherwise exercisable by any Person.

         (s) Each Obligor and each Subsidiary of each Obligor has good and marketable title to all assets and other property purported to be owned by it.

         (t) None of the properties or assets of any Obligor is subject to any Lien, except Permitted Liens.

         (u) All written information, reports and other papers and data produced by or on behalf of each Obligor and furnished to the Administrative Agent and the Banks were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or written statement made to the Administrative Agent or the Banks by any Obligor in connection with the negotiation, preparation or execution of this Agreement or any of the Related Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Obligor or its respective Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

         SECTION 5.01 Affirmative Covenants. So long as a drawing is available under any Letter of Credit or any Bank shall have any Commitment hereunder or the Obligors shall have any obligation to pay any amount to the Administrative Agent or any Bank hereunder, each Obligor will, unless the Required Banks shall otherwise consent in writing:

         (a) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate or company, as applicable, existence, material rights (statutory and otherwise) and franchises, and take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it shall be conducting its business, except where failure to do so does not result in, or could not reasonably be expected to have, a Material Adverse Change.

         (b) Maintenance of Properties, Etc. Maintain, and cause each of its Subsidiaries to maintain, good and marketable title to all of its properties which are used or useful in the conduct of its business, and preserve, maintain, develop and operate, and cause each of its Subsidiaries to preserve, maintain, develop and operate, in substantial conformity with all laws and material contractual obligations, all such properties in good working order and condition, ordinary wear and tear excepted.

         (c) Ownership. Cause South Jersey to own, at all times 100% of the Capital Stock of Marina Energy and 100% of the Capital Stock having voting rights of South Jersey Gas Company.

         (d) Compliance with Material Contractual Obligations, Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all material contractual obligations and all applicable laws, rules, regulations and orders, the failure to comply with which could reasonably be expected to result in a Material Adverse Change, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent diligently contested in good faith and by appropriate proceedings and for which adequate reserves for the payment thereof have been established, and complying with the requirements of all applicable Federal, state and local statutes, rules, regulations, orders and other provisions of law relating to Hazardous Materials, air emissions, water discharge, noise emission and liquid disposal, and other environmental, health and safety matters.

         (e) Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or similar businesses and similarly situated.

         (f) Visitation Rights; Keeping of Books. At any reasonable time and from time to time, upon reasonable advance notice, permit the Administrative Agent or any of the Banks or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Obligor and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Obligor and any of its Subsidiaries with any of their respective officers or directors and with their respective independent certified public accountants and keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and liabilities of such Obligor in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) hereof.

         (g) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of its respective Affiliates on terms that are fair and reasonable and no less favorable to such Obligor or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         (h) Use of Letters of Credit. Use the Letters of Credit, the Demand Loans and the Tender Advances solely for corporate purposes.

         (i) Redemption or Defeasance of Bonds. Use its best efforts to cause the applicable Letter of Credit to be surrendered for cancellation to the Fronting Bank upon redemption or defeasance of all of a particular series of Bonds for which such Letter of Credit was issued.

         (j) Registration of Bonds. Cause all Bonds which it acquires, or which it has had acquired for its account, to be registered forthwith in accordance with the Indenture, the Pledge Agreement and Article VII hereof.

         (k) Related Documents. Perform and comply in all material respects with each of the provisions of each Related Document to which it is a party.

         (l) Further Assurances. At the expense of the Obligors, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be necessary or that the Required Banks through the Administrative Agent may reasonably request, to enable the Banks and the Administrative Agent to enforce the terms and provisions of this Agreement and the Related Documents and to exercise their rights and remedies hereunder. In addition, the Obligors will use all reasonable efforts to duly obtain Governmental Actions required from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Actions in full force and effect.

         SECTION 5.02. Negative Covenants. So long as a drawing is available under any Letters of Credit or the Fronting Bank or any Bank shall have any Commitment hereunder or the Obligors shall have any obligation to pay any amount to the Administrative Agent or the Banks hereunder, each Obligor will not, without the written consent of the Required Banks:

                  (a) Liens, Etc. Except as permitted in Section 5.02(c), create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any Lien other than Permitted Liens.

                  (b) Indebtedness. Create or suffer, or permit any Subsidiary to create or suffer, to exist any Indebtedness except for Permitted Indebtedness.

                  (c) Obligation to Ratably Secure. Except as permitted by
         Section 5.02(a), create or suffer to exist, or permit any of its

         Subsidiaries to create or suffer to exist, any Lien other than a Permitted Lien, in each case to secure or provide for the payment of Indebtedness, unless, on or prior to the date thereof, such Obligor shall have (i) pursuant to documentation satisfactory to the Administrative Agent and Required Banks, equally and ratably secured the Obligations of such Obligor under this Agreement by a Lien acceptable to the Administrative Agent and Required Banks, and (ii) caused the creditor or creditors, as the case may be, in respect of such Indebtedness to have entered into an intercreditor agreement in form, scope and substance satisfactory to the Administrative Agent and the Required Banks

                  (d) Mergers, Etc. Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of South Jersey (other than Marina Energy) may merge or consolidate with or into, any other Subsidiary of South Jersey and (ii) any Subsidiary of South Jersey (other than Marina Energy) may merge or consolidate with and into South Jersey, provided that South Jersey is the surviving corporation; provided in each case that, immediately after giving effect to such proposed transaction, no Event of Default or Default would exist.

                  (e) Sale of Assets, Etc. Sell, transfer, lease, assign or otherwise convey or dispose, or permit any Subsidiary to sell, transfer, lease, assign or otherwise convey or dispose, of assets (whether now owned or hereafter acquired), in any single transaction or series of transactions, whether or not related having an aggregate book value in excess of 10% of the Consolidated Assets of South Jersey and its Consolidated Subsidiaries, except for dispositions of current assets in the ordinary course of business as presently conducted.

                  (f) Restricted Investments. (i) With respect to Marina Energy only, make or permit to exist any loans or advances to, or any other investment in, any Person except for investments in Permitted Investments (as defined in the Related Documents on the date hereof).
         (ii) With respect to Marina Energy only, acquire any assets or property of any other Person other than in the ordinary course of business consistent with past practices.

                  (g) New Business. Permit any Marina Energy or South Jersey Gas Company Subsidiary to enter into, any business which is not substantially similar to that existing on the Closing Date.

                  (h) Distributions. Pay any dividends on or make any other distributions in respect of any Capital Stock or redeem or otherwise acquire any such Capital Stock without in each instance obtaining the prior written consent of the Required Lenders; provided, however, that
         (i) any Subsidiary of South Jersey (other than Marina Energy) may pay regularly scheduled dividends or make other distributions to South Jersey, (ii) if no Default or Event of Default exists or would result therefrom, Marina Energy may pay regularly scheduled dividends or make other distributions to South Jersey; and (iii) if no Default or Event of Default exists or would result therefrom, South Jersey may pay cash distributions, free of any Lien.

                  (i) Lease Obligations. Permit the aggregate obligations of South Jersey and its Subsidiaries that are due and payable during any fiscal year under leases or agreements to lease (other than obligations under Capital Leases) to exceed $2,000,000.

                  (j) Compliance with ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Code), unless such deficiency exists with respect to a Multiple Employer Plan or Multiemployer Plan and no Obligor has control over the reduction or elimination of such deficiency, (ii) terminate, or permit any ERISA Affiliate to terminate, any Plan of an Obligor or such ERISA Affiliate so as to result in any material liability of an Obligor or ERISA Affiliate to the PBGC, or (iii) permit to exist any occurrence of any reportable event (within the meaning of Section 4043 of ERISA), or any other event or condition, which presents a material risk of a termination by the PBGC of any Plan of an Obligor or such ERISA Affiliate and such a material liability of an Obligor or ERISA Affiliate to the PBGC.

                  (k) Constituent Documents, Etc. Change in any material respect the nature of its articles of incorporation, articles of formation, by-laws, operating agreement, or other similar documents, or accounting policies or accounting practices (except as required or permitted by the Financial Accounting Standards Board or GAAP.

                  (l) Certain Tax Matters. Invest, or cause the investment of, the proceeds of the 2001A Bonds secured by a Letter of Credit in any way that would violate the Code or cause such 2001A Bonds to be "arbitrage bonds" or knowingly take any action or omit to take any action if such action or omission would adversely affect the exclusion of interest on such 2001A Bonds from the gross income of the holders thereof for federal income tax purposes.

         SECTION 5.03. Reporting Requirements. So long as a drawing is available under any Letter of Credit or any Bank shall have any Commitment hereunder or the Obligors shall have any obligation to pay any amount to the Administrative Agent or any Bank hereunder, the Obligors will, unless the Required Banks shall otherwise consent in writing, provide to the Administrative Agent:

                  (a) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of South Jersey, a consolidated and consolidating balance sheet of South Jersey and its Consolidated Subsidiaries as at the end of such quarter and consolidated and consolidating statements of income, retained earnings and cash flows of South Jersey and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified by the chief financial officer or the treasurer of South Jersey as fairly presenting the financial condition of South Jersey and its Consolidated Subsidiaries as at such date and the results of operations of South Jersey and its Consolidated Subsidiaries for the periods ended on such date, all in accordance with GAAP consistently applied, together with a certificate of the chief financial officer or the treasurer of South Jersey (A) demonstrating and certifying compliance by South Jersey with the covenants set forth in Sections 5.04(a) and (b) and (B) stating that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the action which the Obligors has taken and proposes to take with respect thereto;

                  (b) as soon as available and in any event within one hundred five (105) days after the end of each fiscal year of South Jersey, a copy of the annual report for such year for South Jersey and its

         Consolidated Subsidiaries, containing consolidated and consolidating financial statements for such year certified by independent public accountants acceptable to the Administrative Agent, together with a certificate of the chief financial officer or the treasurer of South Jersey (A) demonstrating and certifying compliance by South Jersey with the covenants set forth in Sections 5.04(a) and (b) and (B) stating that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the action which the Obligors has taken and proposes to take with respect thereto;

                  (c) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of South Jersey Gas Company, a consolidated balance sheet of South Jersey Gas Company and its Consolidated Subsidiaries as at the end of such quarter and consolidated statements of income, retained earnings and cash flows of South Jersey Gas Company and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified by the chief financial officer or the treasurer of South Jersey Gas Company as fairly presenting the financial condition of South Jersey Gas and its Consolidated Subsidiaries as at such date and the results of operations of South Jersey Gas Company and its Consolidated Subsidiaries for the periods ended on such date, all in accordance with GAAP consistently applied (for purposes hereof delivery of South Jersey Gas Company's appropriately completed Form 10-Q will be sufficient in lieu of delivery of such consolidated balance sheet and consolidated statements of income, retained earnings and cash flows);

                  (d) as soon as available and in any event within one hundred five (105) days after the end of each fiscal year of South Jersey Gas Company, a copy of the annual report for such year for South Jersey Gas Company and its Consolidated Subsidiaries, containing financial statements for such year certified by independent public accountants acceptable to the Administrative Agent (for purposes hereof, delivery of South Jersey Gas Company's appropriately completed Form 10-K will be sufficient in lieu of delivery of such financial statements);

                  (e) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default and each Default, a statement of the chief financial officer of the Obligors setting forth details of such Event of Default or Default and the action which the Obligors have taken and propose to take with respect thereto;

                  (f) as soon as possible and in any event within five (5) days after receipt thereof by an Obligor or any of its ERISA Affiliates from the PBGC copies of each notice received by such Obligor or such ERISA Affiliate of the PBGC's intention to terminate any Plan of such Obligor or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (g) as soon as possible and in any event within five (5) days after receipt thereof by an Obligor or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by an Obligor or such ERISA Affiliate concerning the imposition of withdrawal liability in the amount of at least $1,000,000 pursuant to Section 4202 of ERISA in respect of which such Obligor or such ERISA Affiliate is reasonably expected to be liable;

                  (h) as soon as possible and in any event within five (5) days after an Obligor becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (A) of the type described in Section 4.01(e) or (B) for which the Administrative Agent or the Banks will be entitled to indemnity under Section 9.05;

                  (i) as soon as possible and in any event within five (5) days after the sending or filing thereof, copies of all material reports that an Obligor sends to any of its security holders, and copies of all reports and registration statements which an Obligor or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (j) as soon as possible and in any event within five (5) days after requested, such other information respecting the business, properties, assets, liabilities (actual or contingent), results of operations, prospects, condition or operations, financial or otherwise, of the Obligors, South Jersey Gas Company, or any Subsidiary of South Jersey as any Bank through the Administrative Agent may from time to time reasonably request; and

                  (k) as soon as possible and in any event within fifteen (15) days after the occurrence of each ERISA Event, a statement of the chief financial officer of the Obligors setting forth details of such ERISA Event and the action which the Obligors have taken and propose to take with respect thereto.

         SECTION 5.04. Financial Covenants. So long as a drawing is available under any Letter of Credit or any Bank shall have any Commitment hereunder or the Obligors shall have any obligation to pay any amount to the Administrative Agent or any Bank hereunder, South Jersey will, unless the Required Banks shall otherwise consent in writing:

         (a) Consolidated Indebtedness to Consolidated Total Capitalization. Maintain at the end of each Fiscal Quarter a ratio of Indebtedness to Consolidated Total Capitalization of South Jersey and its Consolidated Subsidiaries of not more that 0.65 to 1.0.

         (b) Consolidated EBIT to Consolidated Interest Expense. Maintain at the end of each Fiscal Quarter a ratio of Consolidated EBIT to Consolidated Interest Expense of South Jersey and its Consolidated Subsidiaries of not less than 2.0:1.0.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing:

         (a) The Obligors shall fail to pay (i) any amount of principal when the same becomes due and payable or (ii) any interest, fees or any other amount payable hereunder within five (5) Business Days of when the same becomes due and payable; or

         (b) Any representation or warranty made by or on behalf of the Obligors in any Agreement or Related Document or by or on behalf of the Obligors (or any of their officers) in connection with any Agreement or Related Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) (i) The Obligors shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(a), (c), (e), (g), (h), (i) or
(j), Section 5.02(a), (b), (c), (d), (e), (f), (g) or (h), Section 5.03 or
Section 5.04, or (ii) the Obligors shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than obligations specifically set forth elsewhere in this Section 6.01) on their part to be performed or observed if the failure to perform or observe such other term, covenant or agreement, shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Obligors by the Administrative Agent or any Bank; or

         (d) Any Obligor or any Significant Subsidiary thereof shall fail to pay any principal of or premium or interest on any Indebtedness (other than Indebtedness incurred under this Agreement) thereof in the aggregate (for all such Persons) in excess of $5,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (e) Any Obligor or any Significant Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against an Obligor or a Significant Subsidiary thereof seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days, any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur or an Obligor or a Significant Subsidiary thereof shall consent to or acquiesce in any such proceeding; or an Obligor or a Significant Subsidiary thereof shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

         (f) Any judgment or order for the payment of money in excess of $5,000,000 (in the aggregate) shall be rendered against an Obligor or any Significant Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) The obligations of an Obligor under this Agreement or any Related Document shall become unenforceable, or an Obligor, or any court or governmental or regulatory body having jurisdiction over an Obligor, shall so assert in writing or an Obligor or any of its Affiliates shall contest in any manner the validity or enforceability thereof; or

         (h) Any ERISA Event shall have occurred with respect to a Plan and, thirty (30) days after notice thereof shall have been given to an Obligor by the Administrative Agent or any Bank, (i) such ERISA Event shall still exist and
(ii) such ERISA Event is reasonably likely to result in a liability or lien in excess of $5,000,000 against an Obligor or any ERISA Affiliate, or

         (i) An Obligor or any Affiliate thereof as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $5,000,000; or

         (j) Any Governmental Approval shall be rescinded, revoked, otherwise terminated, or amended or modified in any manner which is materially adverse to the interests of the Banks and the Administrative Agent; or

         (k) Any "Event of Default" under and as defined in the Indenture or the Loan Agreement shall have occurred and be continuing; or

         (l) South Jersey shall fail to own at any time 100% of the Capital Stock of Marina Energy and 100% of the Capital Stock having voting rights of South Jersey Gas Company; or

         (m) A Change in Control shall occur.

         SECTION 6.02. Upon an Event of Default. If any Event of Default shall have occurred and be continuing, the Fronting Bank (in the case of clauses 6.02(i) and (ii)) and the Administrative Agent may, or if requested by the Required Banks, the Administrative Agent shall (i) by notice to the Obligors, declare the obligation of the Fronting Bank to extend or amend the Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) give notice (or, in the case of the Administrative Agent, cause the Fronting Bank to give notice) to the Trustee (A) that the interest component of the Letters of Credit will not be reinstated, and/or (B) as provided in the Indenture to declare the principal of all Bonds then outstanding to be immediately due and payable, (iii) declare the principal amount of all Demand Loans and Tender Advances hereunder, all interest thereon and all other amounts payable hereunder or in respect hereof to be forthwith due and payable, whereupon all such principal, interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Obligors, (iv) in addition to other rights and remedies provided for herein or otherwise available to any of them, as holder of the Pledged Bonds or otherwise, exercise all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time; provided that, if an Event of Default described in Section 6.01(e) shall have occurred with respect to the

Obligors then, automatically, (x) the obligation of the Fronting Bank hereunder to extend or amend the Letters of Credit shall terminate, (y) any Demand Loans and Tender Advances, all interest thereon and all other amounts payable hereunder or in respect hereof shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Obligors and (z) the Fronting Bank shall give the notice to the Trustee referred to in clauses (ii)(A) and (B) above.


                                   ARTICLE VII
                                THE PLEDGED BONDS

         SECTION 7.01. Pledge. The Obligors hereby pledge, assign, hypothecate and transfer to the Administrative Agent for the benefit of the Banks all of the Obligors' right, title and interest in and to all Tendered Bonds as delivered from time to time by the holders thereof which were not remarketed on the applicable date the Tendered Bonds were tendered by the holders thereof and a Tender Drawing was made by the Fronting Bank for which it was not reimbursed for under Section 2.04 ("Pledged Bonds"), and hereby grants to the Administrative Agent for the benefit of the Banks a first lien on, and security interest in, its right, title and interest in and to each of the Pledged Bonds, the interest thereon and all proceeds thereof, as collateral security for the prompt and complete payment when due from time to time by the Obligors (by acceleration, at stated maturity or otherwise) of all obligations to the Administrative Agent, the Fronting Bank and the Banks hereunder. The Obligors hereby authorize the Tender Agent for such Pledged Bonds to deliver or cause to be delivered to the Administrative Agent or its designated agent, and registered in the name of the Tender Agent, or such other Person as the Administrative Agent shall elect, as pledgee, all Pledged Bonds. The Pledged Bonds shall upon payment of the related Demand Loan or Tender Advance in accordance with this Agreement be released and delivered to the Tender Agent as provided in the Indenture, the Pledge Agreement and the Tender Agency Agreement, and the Administrative Agent shall take all actions necessary to effectuate such release and delivery. The Pledged Bonds and the proceeds thereof shall serve as security for the payment and performance when due of the Obligors' reimbursement obligations under this Agreement. The Obligors shall deliver, or cause to be delivered, the Pledged Bonds to the Tender Agent or to another pledge agent designated by the Administrative Agent immediately upon receipt thereof or, in the case of Pledged Bonds held under a book-entry system administered by The Depository Trust Company, New York, New York (or any other clearing corporation), the Obligors shall cause the Pledged Bonds to be reflected on the records of the Depository Trust Company (or such other clearing corporation) as a position held by the Administrative Agent (or a pledge agent acceptable to the Administrative Agent) as a Depository Trust Company participant (or a participant in such other clearing corporation) and the Administrative Agent (or its pledge agent) shall reflect on its records that the Pledged Bonds are owned beneficially by the Obligors subject to the pledge in favor of the Administrative Agent.

         SECTION 7.02. Interest on the Bonds If, while the Administrative Agent or its designated agent holds Pledged Bonds, the Obligors shall receive any interest payment in respect of such Pledged Bonds, the Obligors agree to accept the same as agent for the Administrative Agent and to hold the same in trust on behalf of the Administrative Agent and to deliver the same forthwith to the Administrative Agent. All sums of money so paid in respect of such Pledged Bonds that are received by the Obligors and paid to the Administrative Agent, or that shall be received directly by the Administrative Agent (or its designated agent), shall be credited as provided in Section 2.20(g).

         SECTION 7.03. Rights with respect to Pledged Bonds. The Administrative Agent shall not be liable for failure to realize upon the Pledged Bonds or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. If an "Event of Default" has occurred and is continuing under the Indenture under which the Pledged Bonds were issued, the Administrative Agent may (or shall at the request of the Required Banks) thereafter without notice exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account to the Obligors for property actually received by it. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the reimbursement obligations hereunder, the Administrative Agent or its designated agent shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York. The Obligors shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Bonds and collateral security granted to the Administrative Agent in connection herewith are insufficient to pay all amounts to which the Administrative Agent, the Fronting Bank and the Bank are entitled, and for the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. If the Pledged Bonds are sold or otherwise disposed of and after such disposition the Letter of Credit will not be reinstated, then the purchasers of such Pledged Bonds will acknowledge that the Bonds being purchased will not be entitled to the benefit of the Letter of Credit and will be unrated. The Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         SECTION 7.04. No Disposition of Pledged Bonds by Obligors. Except as contemplated herein, without the prior written consent of the Administrative Agent, the Obligors agree that they will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Bonds, nor will they create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Bonds, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and the Indenture under which the Pledged Bonds were issued.

         SECTION 7.05. Disposition of Pledged Bonds by Administrative Agent. The Obligors further agree to do or cause to be done all such other reasonable acts and things as may be necessary to make any disposition or sale of any portion or all of the Pledged Bonds by the Administrative Agent permitted by this Agreement valid and binding and in compliance with applicable law, all at the Obligors' expense.

         SECTION 7.06. Valid Perfected First Lien. The Obligors covenant that the pledge, assignment and delivery of the Pledged Bonds under this Agreement will create a valid, perfected, first priority security interest in all right, title or interest of the Obligors in or to such Pledged Bonds and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Obligors which would include the Pledged Bonds and the proceeds thereof. The Obligors covenant and agree that they will defend the Administrative Agent's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons whomsoever.

         SECTION 7.07. Release of Pledged Bonds. Pledged Bonds, or such portion thereof, shall be released from the security interest created under this Agreement to the extent of, and upon satisfaction of the Obligors' reimbursement obligations under, this Agreement with respect to such Pledged Bonds.

                                  ARTICLE VIII
                   THE ADMINISTRATIVE AGENT AND FRONTING BANK

         SECTION 8.01. Appointment. Each Bank and the Fronting Bank hereby irrevocably designates and appoints Wachovia as the Administrative Agent of such Bank and the Fronting Bank under this Agreement and the other Related Documents, and each such Bank and the Fronting Bank irrevocably authorizes Wachovia, as the Administrative Agent for such Bank and the Fronting Bank, to take such action on its behalf under the provisions of this Agreement and the other Related Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Related Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Related Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Related Document or otherwise exist against the Administrative Agent.

         SECTION 8.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement, any Letter of Credit and the other Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 8,03. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Related Document (except in the case of gross negligence or willful misconduct as determined by a court of competent jurisdiction) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Obligors or any officer thereof contained in this Agreement or any Related Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any Related Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Letters of Credit or any Related Document or for any failure of the Obligors to perform their respective obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Related Document, or to inspect the properties, books or records of the Obligors.

         SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Obligors), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any evidence of indebtedness in respect of any Demand Loans, Tender Advances, or other indebtedness hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement, any Letter of Credit or any Related Document unless it shall first receive such advice or concurrence of the Required Banks (unless all of the Banks' action is required hereunder) as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Related Documents in accordance with a request of the Required Banks (unless all of the Banks' action is required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

         SECTION 8.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Obligors referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Fronting Bank and the Banks.

         SECTION 8.06. Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Obligors, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative

Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and made its own decision to enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Related Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Obligors which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         SECTION 8.07. Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the termination of the Letters of Credit) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the Letters of Credit, any of the other Related Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement, the Letters of Credit and the payment of all amounts payable hereunder.

         SECTION 8.08. Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with, the Obligors as though the Administrative Agent was not the Administrative Agent hereunder. With respect to its interest in the Demand Loans and any other amounts owed to it hereunder, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

         SECTION 8.09. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten (10) days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Banks, with the consent of the Obligors, shall appoint from among the Banks a successor agent for the Banks, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         SECTION 8.10. Fronting Bank. Each Bank hereby acknowledges that the provisions of this Article VIII shall apply to the Fronting Bank in its capacity as such, in the same manner as such provisions are expressly stated to apply to the Administrative Agent.

         SECTION 8.11. Notices; Actions Under Related Documents. All notices received by the Fronting Bank pursuant to this Agreement or any Related Document shall be promptly delivered by the receiving party to the Administrative Agent, for distribution to the Banks, and any notices, reports or other documents received by the Administrative Agent pursuant to this Agreement shall be promptly delivered to the Fronting Bank and the Banks. The Fronting Bank hereby agrees not to amend or waive any provision or consent to the amendment or waiver of any Related Document without the consent of the Required Banks (or, to the extent required pursuant to Section 9.01, all of the Banks).

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Obligors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver and no such amendment, supplement or modification shall without the written consent of all the Banks (a) extend the Stated Expiration Date, the Termination Date or the maturity of any Tender Advance or unreimbursed drawing, or reduce the rate or extend the time of payment of interest in respect thereof, or reduce any fee payable to any Bank hereunder or extend the time for the payment thereof or change the amount of any Bank's Commitment, in each case without the written consent of all the Banks, (b) amend, modify or waive any provision of this Section 9.01 or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Obligors of any of their respective rights and obligations under this Agreement, in each case without the written consent of all the Banks, (c) amend, modify or waive any provision of Article VII or
Article VIII without the written consent of the Administrative Agent and Fronting Bank, (d) waive, modify or eliminate any of the conditions precedent specified in Article III, in each case without the written consent of all the Banks, (e) forgive principal, interest, fees or other amounts payable hereunder, or (f) release the Pledged Bonds or any portions thereof except in accordance with the terms of Article VII, or waive any requirement for the release of collateral.

         SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied, telegraphed or delivered as follows:

         The Obligors:

                  Marina Energy LLC
                  1 South Jersey Street
                  Folsom, New Jersey 08037
                  Attention:  Stephen H. Clark
                  Telecopy No.:  (609) 561-8225

         With a copy to:

                  Cozen O'Connor
                  The Atrium
                  1900 Market Street
                  Philadelphia, Pennsylvania 19103
                  Attention:  Alan Wohlstetter, Esq.
                  Telecopy No.:  (215) 665-2013

         The Administrative Agent or the Fronting Bank:

                  Wachovia Bank, National Association
                  301 South College Street
                  One Wachovia Center
                  Charlotte, North Carolina 28288-0251
                  Attention: D. Mitch Wilson
                  Telecopy No.: (704) 374-2570

         With a copy to:

                  Wachovia Bank, National Association
                  201 South College Street
                  Charlotte, North Carolina 28288-0680
                  Attention: Agency Services
                  Telecopy No.: (704) 383-0288

         With a copy to:

                  Parker, Poe, Adams & Bernstein L.L.P.
                  Three Wachovia Center
                  401 South Tryon Street
                  Suite 3000
                  Charlotte, North Carolina 28202
                  Attention:  Paul S. Donohue, Esq.
                  Telecopy No.: (704) 334-4706

and if to any Bank, at its address or telecopy number set forth on Schedule I hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, be effective three (3) days after being

                                    Pagd 52

deposited in the mails or when sent by telecopy or telex or delivered to the telegraph company, respectively, addressed as aforesaid.

         SECTION 9.03. No Waiver; Remedies. No failure on the part of the Administrative Agent, the Fronting Bank or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04. Set-off. (a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Bank to or for the credit or the account of the Obligors against any and all of the obligations of the Obligors now or hereafter existing under this Agreement, irrespective of whether or not the Administrative Agent or such Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

         (b) If any Bank (a "Benefitted Bank") shall at any time receive any payment of all or part of the Demand Loans, Tender Advances or other obligations of the Obligors to it hereunder (such Bank's "Obligor Obligations"), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6.01(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Obligor Obligations, or interest thereon, such Benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Obligor Obligations, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Obligors agree that each Bank so purchasing a portion of another Bank's Obligor Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

         (c) The Administrative Agent and each Bank agree promptly to notify the Obligors after any such set-off and application referred to in subsection (a) above; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Bank under this Section 9.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent and each Bank may have.

         SECTION 9.05. Indemnification. The Obligors hereby indemnify and hold the Fronting Bank, the Administrative Agent and each Bank harmless from and against any and all claims, damages, losses, liabilities, costs and expenses which such party may incur or which may be claimed against such party by any
Person:

                  (a) by reason of any inaccuracy or alleged inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading; or

                  (b) by reason of or in connection with the execution, delivery or performance of this Agreement or the Related Documents, or any transaction contemplated by this Agreement or the Related Documents, other than as specified in subsection (c) below; or

                  (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under this Agreement, the Letters of Credit or any other Related Document; provided, however, that the Obligors shall not be required to indemnify any such party pursuant to this Section 9.05(c) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by
         (i) the Fronting Bank's willful misconduct or gross negligence in determining whether documents presented under the Letters of Credit comply with terms of the Letters of Credit or (ii) the Fronting Bank's willful or grossly negligent failure to make lawful payment under the Letters of Credit after the presentation to it of a certificate strictly complying with the terms and conditions of the Letters of Credit.

Nothing in this Section 9.05 is intended to limit the Obligors' obligations contained in Article II. Without prejudice to the survival of any other obligation of the Obligors hereunder, the indemnities and obligations of the Obligors contained in this Section 9.05 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Letters of Credit.

         SECTION 9.06. Liability of the Banks. The Obligors assume all risks of the acts or omissions of each beneficiary or transferee of the Letters of Credit with respect to their use of the Letters of Credit. None of the Fronting Bank, the Administrative Agent, the Banks nor any of their respective officers or directors shall be liable or responsible for: (a) the use which may be made of the Letters of Credit or any acts or omissions of each beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Fronting Bank against presentation of documents which do not comply with the terms of the Letters of Credit, including failure of any documents to bear any reference or adequate reference to the Letters of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, except that the Obligors shall have a claim against the Fronting Bank and the Fronting Bank shall be liable to the Obligors, to the extent of any direct, as opposed to consequential, damages suffered by the Obligors which the Obligors prove were caused by (i) the Fronting Bank's willful misconduct or gross negligence in determining whether documents presented under the Letters of Credit are genuine or comply with the terms of the Letters of Credit or (ii) the Fronting Bank's willful or grossly negligent failure, as determined by a court of competent jurisdiction, to make lawful payment under the Letters of Credit after the presentation to it of a certificate strictly complying with the terms and conditions of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Fronting Bank may accept original or facsimile (including telecopy) certificates presented under the Letters of Credit that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 9.07. Costs, Expenses and Taxes. (a) The Obligors agree to pay on demand all costs and expenses in connection with the preparation, issuance, delivery, filing, recording, and administration of this Agreement, the Letters of Credit and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Fronting Bank incurred in connection with the preparation and negotiation of this Agreement, the Letters of Credit and any document delivered in connection therewith and all costs and expenses incurred by the Administrative Agent (and, in the case of clause (iii) or (iv) below, any Bank) (including reasonable fees and out of pocket expenses of counsel) in connection with (i) the transfer, drawing upon, change in terms, maintenance, renewal or cancellation of the Letters of Credit,
(ii) any and all amounts which the Administrative Agent or any Bank has paid relative to the Administrative Agent's or such Bank's curing of any Event of Default resulting from the acts or omissions of the Obligors under this Agreement or any Related Document, (iii) the enforcement of, or protection of rights under, this Agreement or any Related Document (whether through negotiations, legal proceedings or otherwise), (iv) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Fronting Bank from paying any amount under the Letters of Credit or (v) any waivers or consents or amendments to or in respect of this Agreement or the Letters of Credit requested by the Obligors. In addition, the Obligors shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Letter of Credit or any of such other documents, and agree to save the Fronting Bank, the Administrative Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         (b) If any payment of principal of, or Conversion of, any LIBOR Rate Advance is made other than on the last day of the Interest Period for such LIBOR Rate Advance, as a result of a payment or Conversion or acceleration of the maturity of the Bonds pursuant to Section 6.02 or for any other reason, the Obligors shall, upon demand by any Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such LIBOR Rate Advance.

         SECTION 9.08. Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Obligors and the Fronting Bank, the Administrative Agent and the Banks and thereafter shall (a) be binding upon the Obligors, its successors and assigns, and (b) inure to the benefit of and be enforceable by the Banks and each of their respective successors, transferees and assigns; provided that the Obligors may not assign all or any part of its rights or obligations under this Agreement without the prior written consent of the Banks.

         SECTION 9.09. Assignments and Participation. (a) Each Bank may assign to one or more banks, financial institutions or other entities all or a portion of its rights and obligations under this Agreement and the Related Documents (including, without limitation, all or a portion of its Commitment and the Tender Advances and Demand Loans owing to it); provided, however, that (i) the Obligors (unless an Event of Default shall have occurred and be continuing) and the Fronting Bank shall have consented to such assignment (such consent not to be unreasonably withheld or delayed) by signing the Assignment and Acceptance referred to in clause (iii) below, (ii) each such assignment shall be in a minimum amount of $5,000,000 and be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement and the Related Documents and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined in Section 9.09(c)), an Assignment and Acceptance, together with a processing and recordation fee of $3,500, payable by the assigning Bank or the assignee, as agreed upon by such parties. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Agreement, any Bank may at any time assign all or any portion of the Demand Loans owing to it to any Affiliate of such Bank. No such assignment referred to in the preceding sentence, other than to an Affiliate of such Bank consented to by the Obligors (such consent not to be unreasonably withheld or delayed), shall release the assigning Bank from its obligations hereunder. Nothing contained in this Section 9.09 shall be construed to relieve the Fronting Bank of any of its obligations under the Letters of Credit.

         (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any Related Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Related Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors or the performance or observance by the Obligors of any of their respective obligations under this Agreement or any Related Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to them by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (c) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Demand Loans and unreimbursed drawings owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the Administrative Agent, the Fronting Bank and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Obligors or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, and has been signed by the Obligors (if the Obligors' consent is required), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice of such recordation to the Obligors.

         (e) Each Bank may sell participations to one or more banks, financial institutions or other entities in all or a portion of its rights and obligations under this Agreement and the Related Documents (including, without limitation, all or a portion of its Commitment and the Demand Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Obligors hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Obligors, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Obligors hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement which would (a) waive, modify or eliminate any of the conditions precedent specified in Article III, (b) increase or extend the Commitments of the Banks or subject the Banks to any additional obligations,
(c) forgive principal, interest, fees or other amounts payable hereunder or reduce the rate at which interest or any fee is calculated, (d) postpone any date fixed for any payment of principal, interest, fees or other amounts payable hereunder, (e) change the percentage of the Commitments or the number of Banks which shall be required for the Banks or any of them to take any action hereunder, (f) release the Pledged Bonds or any portions thereof except in accordance with the terms thereof, or waive any requirement for the release of collateral, or (g) amend this Section 9.09(e).

         (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.09, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Obligors furnished to such Bank by or on behalf of the Obligors; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Obligors received by it from such Bank.

         (g) Anything in this Section 9.09 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of its Commitment and the Demand Loans, Tender Advances and other obligations owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

         (h) If any Bank (or any bank, financial institution, or other entity to which such Bank has sold a participation) shall make any demand for payment under Section 2.10 or Section 2.11, then within thirty (30) days after any such demand, the Obligors may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Event of Default or Default shall then have occurred and be continuing, demand that such Bank assign in accordance with this Section 9.09 to one or more assignees designated by the Obligors all (but not less than all) of such Bank's Commitment and the Demand Loans, Tender Advances and other obligations owing to it within the period ending on such 30th day. If any such assignee designated by the Obligors shall fail to consummate such assignment on terms acceptable to such Bank, or if the Obligors shall fail to designate any such assignees for all or part of such Bank's Commitment, Demand Loans or Tender Advances, then such demand by the Obligors shall become ineffective; it being understood for purposes of this subsection (h) that such assignment shall be conclusively deemed to be on terms acceptable to such Bank, and such Bank shall be compelled to consummate such assignment to an assignee designated by the Obligors, if such assignee (i) shall agree to such assignment by entering into an Assignment and Acceptance in substantially the form of Exhibit B hereto with such Bank and (ii) shall offer compensation to such Bank in an amount equal to all amounts then owing by the Obligors to such Bank hereunder, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the Obligors as a condition to the Obligors' right to demand such assignment), or otherwise.

         SECTION 9.10. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         SECTION 9.11. Joint and Several Obligations. Each of the Obligors hereby acknowledges and agrees that all obligations of the Obligors (including, without limitation, payment obligations) are joint and several.

         SECTION 9.12. Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

         SECTION 9.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 9.14. Submission To Jurisdiction; Waivers. Each Obligor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of North Carolina, the courts of the United States of America for the Western District of North Carolina, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Obligors at their address set forth in Section 9.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

This Section 9.13 shall not be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

         SECTION 9.15. Acknowledgments.  Each Obligor hereby acknowledges:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and other Related Documents;

                  (b) Neither the Administrative Agent, the Fronting Bank nor any Bank has a fiduciary relationship to the Obligors, and the relationship between the Administrative Agent, the Fronting Bank and any Bank, on the one hand, and the Obligors on the other hand, is solely that of debtor and creditor; and

                  (c) no joint venture exists between the Obligors and the Administrative Agent, the Fronting Bank or any Bank.

         SECTION 9.16. Waivers of jury trial. Each obligor, the administrative agent, the fronting bank and each bank hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this agreement or any related document and for any counterclaim therein. This section 9.16 shall not be construed to confer a benefit upon, or grant a right or privilege to, any person other than the parties hereto.

         SECTION 9.17. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.



                           [SIGNATURE PAGES ATTACHED]

         IN WITNESS WHEREOF, the parties hereto have caused his Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                     THE OBLIGORS:


                                      SOUTH JERSEY INDUSTRIES, INC.


                                      By: /s/ DAVID A. KINDLICK
                                          -------------------------------------
                                          David A. Kindlick
                                          Vice President, Treasurer &
                                            Chief Financial Officer



                                     MARINA ENERGY LLC
                                     By:  South Jersey Industries, Inc.
                                     Its:  Sole Member

                                     By:  /s/ DAVID A. KINDLICK
                                          -------------------------------------
                                          David A. Kindlick
                                          Vice President, Treasurer &
                                           Chief Financial Officer




Counterpart signature page to the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of September 19, 2002 among South Jersey Industries, Inc., Marina Energy LLC, Wachovia Bank, National Association and the participating banks a party thereto

                                    Page S1

                                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                                     as Administrative Agent, as Fronting Bank and as a Bank


                                     By: /s/ D. MITCH WILSON
                                         --------------------------------------
                                         D. Mitch Wilson
                                         Vice President


Counterpart signature page to the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of September 19, 2002 among South Jersey Industries, Inc., Marina Energy LLC, Wachovia Bank, National Association and the participating banks a party thereto



                                    Page S2





                                     The Banks:


                                     HUDSON UNITED BANK


                                     By: /s/ ANTHONY S. FEDELI
                                         --------------------------------------
                                         Name: Anthony S. Fedeli
                                              ---------------------------------
                                         Title: Senior Vice President
                                              ---------------------------------

Counterpart signature page to the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of September 19, 2002 among South Jersey Industries, Inc., Marina Energy LLC, Wachovia Bank, National Association and the participating banks a party thereto


                                    Page S3


                                     COMMERCE BANK, N.A.


                                     By: /s/ GERARD L. GRADY
                                         --------------------------------------
                                         Name: Gerard L. Grady
                                         Title: Senior Vice President
                                               --------------------------------


Counterpart signature page to the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of September 19, 2002 among South Jersey Industries, Inc., Marina Energy LLC, Wachovia Bank, National Association and the participating banks a party thereto

                                    Page S4



                                   SCHEDULE I
                       BANKS, APPLICABLE BOOKING OFFICES,
                           COMMITMENTS AND PERCENTAGES



Bank and Applicable Booking Office                          Commitments

Booking Office                             2001A Commitment          Percentages
                                           & 2001B Commitment

Wachovia Bank, National Association        $35,758,219.18             78.15%
Domestic Lending Office and
LIBOR Lending Office:
One Wachovia Center
201 South College Street
Charlotte, North Carolina 28288
Attn: Agency Services
Telephone: (704) 374-2698
Facsimile: (704) 383-0835


Hudson United Bank                         $10,000,000.00             21.85%
2055 Hamburg Turnpike, 2nd Floor
Wayne, New Jersey 07470
Attn: Lawrence Nachman, Senior VP
Telephone: (973) 283-4000
Facsimile: (973) 839-6426




                                   SCHEDULE II
                                    Ownership

Entity Name                Owner    Ownership   IPO Price    Classification
                                    Interest                 of  Interest

South Jersey               Public     100%        N/A        Common Equity
 Industries, Inc.

Marina Energy LLC          SJI        100%        N/A        Membership Interest

South Jersey Gas Company   SJI        100%        N/A        Common Equity

South Jersey Energy        SJI        100%        N/A        Common Equity
 Company

South Jersey Resources     SJI        100%        N/A        Membership Interest
 Group, LLC





                    EXHIBIT A-1FORM OF 2001A LETTER OF CREDIT


                    IRREVOCABLE TRANSFERABLE LETTER OF CREDIT
                                  NO. SM418226C

                                                              September 20, 2001



Commerce Bank, National Association, not individually
     but solely as Trustee
336 Route 70 East
Marlton, New Jersey 08053
Attention: Corporate Trust Department

Dear Sir or Madam:

         We hereby issue our Irrevocable Letter of Credit No. SM418226C, at the request and for the account of South Jersey Industries, Inc. and Marina Energy LLC (collectively, the "Obligors"), pursuant to that certain Letter of Credit and Reimbursement Agreement, dated as of September 20, 2001, among the Obligors, certain banks and Wachovia Bank, National Association, as Administrative Agent and Fronting Bank (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), in your favor, as trustee (the "Trustee") under the Trust Indenture, dated as of September 1, 2001 (the "Indenture"), between you and the New Jersey Economic Development Authority (the "Issuer"), pursuant to which $20,000,000 in aggregate principal amount of the Issuer's Thermal Energy Facilities Revenue Bonds (Marina Energy LLC - 2001 Project), Series A (the "2001A Bonds") were issued. This Letter of Credit is in the total amount of $20,295,890.41 (Twenty Million Two Hundred Ninety-Five Thousand Eight Hundred Ninety and 41/100ths dollars) (subject to adjustment as provided below).

         This Letter of Credit shall be effective immediately and shall expire upon the earliest to occur of (i) September 19, 2002, unless such date has been extended in accordance with the terms of the Reimbursement Agreement and this Letter of Credit, (ii) ten business days following your receipt of written notice from us of the occurrence and continuance of an Event of Default under the Reimbursement Agreement, (iii) the date on which we receive a written and completed certificate signed by you in the form of Exhibit 5 attached hereto, and (iv) the date on which we receive a written and completed certificate signed by you in the form of Exhibit 1, Exhibit 2 or Exhibit 3 attached hereto, stating that the drawing thereunder is the final drawing under the Letter of Credit (such earliest date being the "Cancellation Date").



         The aggregate amount which may be drawn under this Letter of Credit, subject to reductions in amount and reinstatement as provided below, is $20,295,890.41 (Twenty Million Two Hundred Ninety-Five Thousand Eight Hundred Ninety and 41/100ths dollars), of which the aggregate amounts set forth below may be drawn as indicated.

                (i) An aggregate amount not exceeding $20,000,000 (Twenty Million and 00/100ths dollars), as such amount may be reduced and restored as provided below, may be drawn in respect of payment of principal of the 2001A Bonds (or the portion of the purchase price of 2001A Bonds corresponding to principal) (the "Principal Component").

                (ii) An aggregate amount not exceeding $295,890.41 (Two Hundred Ninety-Five Thousand Eight Hundred Ninety and 41/100ths dollars), as such amount may be reduced and restored as provided below, may be drawn in respect of the payment of up to 45 days' interest on the principal amount of the 2001A Bonds computed at a maximum rate of 12% per annum (or the portion of the purchase price of 2001A Bonds corresponding thereto)(the "Interest Component").

         The Principal Component and the Interest Component shall be reduced effective upon our receipt of a certificate in the form of Exhibit 4 attached hereto completed in strict compliance with the terms hereof.

         The Principal Component and the Interest Component shall be reduced immediately following our honoring of any certificate requesting a drawing hereunder, in each case by an amount equal to the respective component of the amount specified in such certificate. The presentation of a certificate requesting a drawing hereunder, in strict compliance with the terms hereof shall be a "Drawing"; a Drawing in respect of a regularly scheduled interest payment or payment of principal of and interest on the 2001A Bonds upon scheduled or accelerated maturity shall be a "Regular Drawing"; a Drawing to pay principal of and interest on 2001A Bonds upon redemption of the 2001A Bonds in whole or in part shall be a "Redemption Drawing"; and a Drawing to pay the purchase price of 2001A Bonds in accordance with Section 3.01(a) and (b) of the Indenture shall be a "Tender Drawing". On the tenth day after a Drawing hereunder against the Interest Component (other than the amount drawn pursuant to a Redemption Drawing in respect of the payment of interest accrued on the 2001A Bonds) the amount so drawn shall be automatically restored to the Interest Component, unless you shall have received written notice from us prior to such tenth day that we have not been reimbursed for a Drawing hereunder and that we will not reinstate the Letter of Credit in the amount of such Drawing.

         Promptly upon our having been reimbursed by or for the account of the Obligors in respect of any Tender Drawing, together with interest, if any, owing thereon pursuant to the Reimbursement Agreement, the Principal Component and the Interest Component, respectively, shall be restored in the same proportion as the applicable Tender Drawing. Upon your telephone request, we will confirm reinstatement pursuant to this paragraph.

         Funds under this Letter of Credit are available to you against the appropriate certificate specified below, duly executed by you and appropriately completed.


                                                  Exhibit Setting Forth
Type of Drawing                               Form of Certificate Required
---------------                               ----------------------------

Regular Drawing                                         Exhibit 1
                                                        ---------
Tender Drawing                                          Exhibit 2
                                                        ---------
Redemption Drawing                                      Exhibit 3
                                                        ---------


         Drawing certificates and other certificates hereunder shall be dated the date of presentation and shall be presented on a business day (as hereinafter defined) by hand delivery at our office located at 8739 Research Drive, URP4, Charlotte, North Carolina 28262, Attention: International Division, Standby Letter of Credit Supervisor NC0742 (or at any other office in the State of North Carolina which may be designated by us by written notice delivered to you at least three Business Days prior to a date on which interest is payable on the 2001A Bonds) (the "Bank's Office"). The certificates you are required to submit to us may be submitted to us by facsimile transmission to the following number: (704) 593-7937 subsequently confirmed in writing, which you agree to send by overnight courier for next day delivery. If we receive your certificate(s) at such office, all in strict conformity with the terms and conditions of this Letter of Credit, with respect to any Drawing, at or before 11:00 a.m. (Charlotte, North Carolina time), on a business day on or before the Cancellation Date, we will honor such Drawing(s) at or before 2:00 p.m. (Charlotte, North Carolina time), on the same business day. If we receive your certificate(s) at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 11:00 a.m. (Charlotte, North Carolina time), in the case of a Drawing on any business day on or before the Cancellation Date, we will honor such certificate(s) at or before 2:00 p.m. (Charlotte, North Carolina time) on the next succeeding business day. Payment under this Letter of Credit will be made by wire transfer of Federal Funds to your account with any bank that is a member of the Federal Reserve System. All payments made by us under this Letter of Credit will be made with our own funds and not with any funds of the Obligors, their respective affiliates or the Issuer. As used herein, "business day" shall mean any day on which banks are not required or authorized by law to close in Charlotte, North Carolina or in the city in which the principal corporate trust office of the Trustee is located.

         This Letter of Credit is transferable in its entirety, but not in part, to any transferee who has succeeded you as Trustee under the Indenture and may be successively so transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in form set forth in
Exhibit 6.

         To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the International Standby Practices (1998) of the Institute of International Banking Law & Practice, International Chamber of Commerce Publication No. 590 ("ISP98"). As to matters not governed by ISP98, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York. The liability of all persons constituting the Obligors under this Agreement shall be joint and several.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the 2001A Bonds and the Indenture), except only the certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates. Whenever and wherever the terms of this Letter of Credit shall refer to the purpose of a Drawing hereunder, or the provisions of any agreement or document pursuant to which such Drawing may be made hereunder, such purpose or provisions shall be conclusively determined by reference to the statements made in the certificate accompanying such Drawing.


                            Very truly yours,

                            FIRST UNION NATIONAL BANK


                            By:   ________________________________
                            Its:  ________________________________





                                    EXHIBIT 1

                           REGULAR DRAWING CERTIFICATE

           The undersigned, a duly authorized officer of COMMERCE BANK, NATIONAL ASSOCIATION (the "Trustee"), hereby certifies as follows to FIRST UNION NATIONAL BANK (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. SM418226C (the "Letter of Credit"), issued by the Fronting Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

         (1) The Trustee is the Trustee under the Indenture for the holders of the 2001A Bonds.

         (2) The respective amounts of principal of and interest on the 2001A Bonds, which do not exceed the Principal Component and Interest Component, respectively, under the Letter of Credit, which are due and payable (or which have been declared to be due and payable) and with respect to the payment of which the Trustee is presenting this Certificate, are as follows:

                         Principal: $__________________

                          Interest: $__________________

         (3) The respective portions of the amount of this Certificate in respect of payment of principal of and interest on the 2001A Bonds have been computed in accordance with (and this Certificate complies with) the terms and conditions of the 2001A Bonds and the Indenture.

         (4) Please send the payment requested hereunder by wire transfer to [insert wire transfer instructions] .

         [(5) This Certificate is being presented upon the [scheduled maturity of the 2001A Bonds] [accelerated maturity of the 2001A Bonds pursuant to the Indenture] and is the final amount to be drawn under the Letter of Credit in respect of principal of and interest on the 2001A Bonds. Upon the honoring of this Certificate, the Letter of Credit will expire in accordance with its terms.]**

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of ______________________________, 20___.

                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                     By:  ___________________________________
                        Name:   _____________________________
                        Title: ______________________________

_________________
** To be used upon scheduled or accelerated maturity of the 2001A Bonds.


                                    EXHIBIT 2

                           TENDER DRAWING CERTIFICATE

     The undersigned, a duly authorized officer of COMMERCE BANK, NATIONAL ASSOCIATION (the "Trustee"), hereby certifies as follows to FIRST UNION NATIONAL BANK (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. SM418226C (the "Letter of Credit"), issued by the Fronting Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

         (1) The Trustee is the Trustee under the Indenture for the holders of the 2001A Bonds.

         (2) The amount of the Tender Drawing under this Certificate from the Principal Component is $___________________.

         (3) The amount of the Tender Drawing under this Certificate from the Interest Component is $____________________.

         (4) The total amount of the Tender Drawings under this Certificate is $_______________.

         (5) The respective portions of the total amount of this Certificate have been computed in accordance with (and this Certificate complies with) the terms and conditions of the 2001A Bonds and the Indenture.

         (6) Please send the payment requested hereunder by wire transfer to [insert wire transfer instructions].

         [(7) This Certificate is being presented upon the occurrence of a mandatory purchase under the Indenture and is the final amount to be drawn under the Letter of Credit. Upon the honoring of this Certificate, the Letter of Credit will expire in accordance with its terms.] ***

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the_____ day of _______________, 20____________


                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                     By:  ___________________________________
                        Name:   _____________________________
                        Title: ______________________________

__________________
*** To be included if Certificate is being presented in connection with a mandatory purchase of the 2001A Bonds under of the Indenture.


                                    EXHIBIT 3


                         REDEMPTION DRAWING CERTIFICATE

         The undersigned, a duly authorized officer of COMMERCE BANK, NATIONAL ASSOCIATION (the "Trustee"), hereby certifies as follows to FIRST UNION NATIONAL BANK (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. SM418226C (the "Letter of Credit"), issued by the Fronting Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

         (1) The Trustee is the Trustee under the Indenture for the holders of the 2001A Bonds.

         (2) The amount of the Redemption Drawing under this Certificate from the Principal Component is $___________________.

         (3) The amount of the Redemption Drawing under this Certificate from the Interest Component is $___________________.

         (4) The total amount of the Redemption Drawing under this Certificate is $______________.

         (5) The respective portions of the total amount of this Certificate have been computed in accordance with (and this Certificate complies with) the terms and conditions of the 2001A Bonds and the Indenture.

         (6) Please send the payment requested hereunder by wire transfer to (insert wire transfer instructions).

         [(7) This Certificate is the final Drawing under the Letter of Credit and, upon the honoring of such Certificate, the Letter of Credit will expire in accordance with its terms.]***

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the_____ day of _______________, 20____________


                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                      By:  ___________________________________
                         Name:   _____________________________
                         Title: ______________________________


_____________________
*** To be used upon optional or mandatory redemption of the 2001A Bonds in full.


                                    EXHIBIT 4

                              REDUCTION CERTIFICATE


         The undersigned, a duly authorized officer of COMMERCE BANK, NATIONAL ASSOCIATION (the "Trustee"), hereby certifies as follows to FIRST UNION NATIONAL BANK (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. SM418226C (the "Letter of Credit"), issued by the Fronting Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

         (1) The Trustee is the Trustee under the Indenture for the holders of the 2001A Bonds.

         (2) The aggregate principal amount of the 2001A Bonds outstanding (as defined in the Indenture) has been reduced to $----------.

         (3) The Principal Component is hereby correspondingly reduced to $_________________.

         (4) The Interest Component is hereby reduced to $_____________ to reflect the amount of interest allocable to the reduced amount of principal set forth in paragraph (2) hereof.

           IN WITNESS WHEREOF, the Trustee has executed this Certificate as of the _______ day of _____________, 20___.

                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                      By:  ___________________________________
                         Name:   _____________________________
                         Title: ______________________________



                                    EXHIBIT 5

                             TERMINATION CERTIFICATE

         The undersigned, a duly authorized officer of COMMERCE BANK, NATIONAL ASSOCIATION (the "Trustee"), hereby certifies to FIRST UNION NATIONAL BANK (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. SM418226C (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Fronting Bank in favor of the Trustee, as follows:

         (1) The Trustee is the Trustee under the Indenture for the holders of the 2001A Bonds.

         (2) The conditions to termination of the Letter of Credit set forth in the Indenture have been satisfied.*****

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _______ day of __________, 20___.



                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                      By:  ___________________________________
                         Name:   _____________________________
                         Title: ______________________________


____________________
***** To be used upon cancellation due to the Trustee's acceptance of an Alternate Credit Facility pursuant to Section 6.03 of the Indenture or upon cancellation pursuant to Section 6.02 of the Indenture.




                                    EXHIBIT 6

                            INSTRUCTIONS TO TRANSFER


                                                         _______________, 20___



Re: First Union National Bank
    Irrevocable Letter of Credit No. SM418226C


Gentlemen:

           The undersigned, as Trustee under the Trust Indenture, dated as of September ____, 2001, between the New Jersey Economic Development Authority and Commerce Bank, National Association, the initial trustee, is named as beneficiary in the Letter of Credit referred to above (the "Letter of Credit"). The Transferee named below has succeeded the undersigned as Trustee under such Indenture.

                         ------------------------------
                              (Name of Transferee)

                         ------------------------------
                                   (Address)

         Therefore, for value received, the undersigned hereby irrevocably instructs you to transfer to such Transferee all rights of the undersigned to draw under the Letter of Credit.

         By this transfer, all rights of the undersigned in the Letter of Credit are transferred to such Transferee and such Transferee shall hereafter have the sole rights as beneficiary under the Letter of Credit; provided, however, that no rights shall be deemed to have been transferred to such Transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ___ day of _________________, 20___.

                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                     By:  ___________________________________
                        Name:   _____________________________
                        Title: ______________________________



                    EXHIBIT A-2 FORM OF 2001B LETTER OF CREDIT
             IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. SM418227C



Commerce Bank, National Association, not individually
        but solely as Trustee
336 Route 70 East
Marlton, New Jersey 08053
Attention: Corporate Trust Department

Dear Sir or Madam:

         We hereby issue our Irrevocable Letter of Credit No. SM418227C, at the request and for the account of South Jersey Industries, Inc. and Marina Energy LLC (collectively, the "Obligors"), pursuant to that certain Letter of Credit and Reimbursement Agreement, dated as of September 20, 2001, among the Obligors, certain banks and First Union National Bank, as Administrative Agent and Fronting Bank (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), in your favor, as trustee (the "Trustee") under the Trust Indenture, dated as of September 1, 2001 (the "Indenture"), between you and the New Jersey Economic Development Authority (the "Issuer"), pursuant to which $19,000,000 in aggregate principal amount of the Issuer's Thermal Energy Facilities Federally Taxable Revenue (Marina Energy LLC - 2001 Project), Series B (the "2001B Bonds") were issued. This Letter of Credit is in the total amount of $19,351,369.87 (Nineteen Million Three Hundred Fifty-One Thousand Three Hundred Sixty-Nine and 87/100ths dollars) (subject to adjustment as provided below).

         This Letter of Credit shall be effective immediately and shall expire upon the earliest to occur of (i) September 19, 2002, unless such date has been extended in accordance with the terms of the Reimbursement Agreement and this Letter of Credit, (ii) ten business days following your receipt of written notice from us of the occurrence and continuance of an Event of Default under the Reimbursement Agreement, (iii) the date on which we receive a written and completed certificate signed by you in the form of Exhibit 5 attached hereto, and (iv) the date on which we receive a written and completed certificate signed by you in the form of Exhibit 1, Exhibit 2 or Exhibit 3 attached hereto, stating that the drawing thereunder is the final drawing under the Letter of Credit (such earliest date being the "Cancellation Date").

         The aggregate amount which may be drawn under this Letter of Credit, subject to reductions in amount and reinstatement as provided below, is $19,351,369.87 (Nineteen Million Three Hundred Fifty-One Thousand Three Hundred Sixty-Nine and 87/100ths dollars), of which the aggregate amounts set forth below may be drawn as indicated.




                  (i) An aggregate amount not exceeding $19,000,000 (Nineteen Million and 00/100ths dollars), as such amount may be reduced and restored as provided below, may be drawn in respect of payment of principal of the 2001B Bonds (or the portion of the purchase price of 2001B Bonds corresponding to principal) (the "Principal Component").

                  (ii) An aggregate amount not exceeding $351,369.87 (Three Hundred Fifty-One Thousand Three Hundred Sixty-Nine and 87/100ths dollars), as such amount may be reduced and restored as provided below, may be drawn in respect of the payment of up to 45 days' interest on the principal amount of the 2001B Bonds computed at a maximum rate of 15% per annum (or the portion of the purchase price of 2001B Bonds corresponding thereto) (the "Interest Component").

         The Principal Component and the Interest Component shall be reduced effective upon our receipt of a certificate in the form of Exhibit 4 attached hereto completed in strict compliance with the terms hereof.

         The Principal Component and the Interest Component shall be reduced immediately following our honoring of any certificate requesting a drawing hereunder, in each case by an amount equal to the respective component of the amount specified in such certificate. The presentation of a certificate requesting a drawing hereunder, in strict compliance with the terms hereof shall be a "Drawing"; a Drawing in respect of a regularly scheduled interest payment or payment of principal of and interest on the 2001B Bonds upon scheduled or accelerated maturity shall be a "Regular Drawing"; a Drawing to pay principal of and interest on 2001B Bonds upon redemption of the 2001B Bonds in whole or in part shall be a "Redemption Drawing"; and a Drawing to pay the purchase price of 2001B Bonds in accordance with Section 3.01(a) and (b) of the Indenture shall be a "Tender Drawing". On the tenth day after a Drawing hereunder against the Interest Component (other than the amount drawn pursuant to a Redemption Drawing in respect of the payment of interest accrued on the 2001B Bonds) the amount so drawn shall be automatically restored to the Interest Component, unless you shall have received written notice from us prior to such tenth day that we have not been reimbursed for a Drawing hereunder and that we will not reinstate the Letter of Credit in the amount of such Drawing.

         Promptly upon our having been reimbursed by or for the account of the Obligors in respect of any Tender Drawing, together with interest, if any, owing thereon pursuant to the Reimbursement Agreement, the Principal Component and the Interest Component, respectively, shall be restored in the same proportion as the applicable Tender Drawing. Upon your telephone request, we will confirm reinstatement pursuant to this paragraph.

         Funds under this Letter of Credit are available to you against the appropriate certificate specified below, duly executed by you and appropriately completed.




                                            Exhibit Setting Forth
Type of Drawing                         Form of Certificate Required
---------------                         ----------------------------

Regular Drawing                                   Exhibit 1
                                                  ---------
Tender Drawing                                    Exhibit 2
                                                  ---------
Redemption Drawing                                Exhibit 3
                                                  ---------


         Drawing certificates and other certificates hereunder shall be dated the date of presentation and shall be presented on a business day (as hereinafter defined) by hand delivery at our office located at 8739 Research Drive, URP4, Charlotte, North Carolina 28262, Attention: International Division, Standby Letter of Credit Supervisor NC0742 (or at any other office in the State of North Carolina which may be designated by us by written notice delivered to you at least three Business Days prior to a date on which interest is payable on the 2001B Bonds) (the "Bank's Office"). The certificates you are required to submit to us may be submitted to us by facsimile transmission to the following number: (704) 593-7937 subsequently confirmed in writing, which you agree to send by overnight courier for next day delivery. If we receive your certificate(s) at such office, all in strict conformity with the terms and conditions of this Letter of Credit, with respect to any Drawing, at or before 11:00 a.m. (Charlotte, North Carolina time), on a business day on or before the Cancellation Date, we will honor such Drawing(s) at or before 2:00 p.m. (Charlotte, North Carolina time), on the same business day. If we receive your certificate(s) at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 11:00 a.m. (Charlotte, North Carolina time), in the case of a Drawing on any business day on or before the Cancellation Date, we will honor such certificate(s) at or before 2:00 p.m. (Charlotte, North Carolina time) on the next succeeding business day. Payment under this Letter of Credit will be made by wire transfer of Federal Funds to your account with any bank that is a member of the Federal Reserve System. All payments made by us under this Letter of Credit will be made with our own funds and not with any funds of the Obligors, their respective affiliates or the Issuer. As used herein, "business day" shall mean any day on which banks are not required or authorized by law to close in Charlotte, North Carolina or in the city in which the principal corporate trust office of the Trustee is located.

         This Letter of Credit is transferable in its entirety, but not in part, to any transferee who has succeeded you as Trustee under the Indenture and may be successively so transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in form set forth in
Exhibit 6.

         To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the International Standby Practices (1998) of the Institute of International Banking Law & Practice, International Chamber of Commerce Publication No. 590 ("ISP98"). As to matters not governed by ISP98, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York. The liability of all persons constituting the Obligors under this Agreement shall be joint and several.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the 2001B Bonds and the Indenture), except only the certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates. Whenever and wherever the terms of this Letter of Credit shall refer to the purpose of a Drawing hereunder, or the provisions of any agreement or document pursuant to which such Drawing may be made hereunder, such purpose or provisions shall be conclusively determined by reference to the statements made in the certificate accompanying such Drawing.


                            Very truly yours,

                            FIRST UNION NATIONAL BANK


                            By:   ________________________________
                            Its:  ________________________________




                                    EXHIBIT 1

                           REGULAR DRAWING CERTIFICATE

         The undersigned, a duly authorized officer of COMMERCE BANK, NATIONAL ASSOCIATION (the "Trustee"), hereby certifies as follows to FIRST UNION NATIONAL BANK (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. SM418227C (the "Letter of Credit"), issued by the Fronting Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

         (1) The Trustee is the Trustee under the Indenture for the holders of the 2001B Bonds.

         (2) The respective amounts of principal of and interest on the 2001B Bonds, which do not exceed the Principal Component and Interest Component, respectively, under the Letter of Credit, which are due and payable (or which have been declared to be due and payable) and with respect to the payment of which the Trustee is presenting this Certificate, are as follows:

                         Principal: $__________________

                          Interest: $__________________

         (3) The respective portions of the amount of this Certificate in respect of payment of principal of and interest on the 2001B Bonds have been computed in accordance with (and this Certificate complies with) the terms and conditions of the 2001B Bonds and the Indenture.

         (4) Please send the payment requested hereunder by wire transfer to [insert wire transfer instructions] .

         [(5) This Certificate is being presented upon the [scheduled maturity of the 2001B Bonds] [accelerated maturity of the 2001B Bonds pursuant to the Indenture] and is the final amount to be drawn under the Letter of Credit in respect of principal of and interest on the 2001B Bonds. Upon the honoring of this Certificate, the Letter of Credit will expire in accordance with its terms.]**

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of ______________________________, 20___.




                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                      By:  ___________________________________
                         Name:   _____________________________
                         Title: ______________________________

__________________
** To be used upon scheduled or accelerated maturity of the 2001B Bonds.


                                    EXHIBIT 2

                           TENDER DRAWING CERTIFICATE

           The undersigned, a duly authorized officer of COMMERCE BANK, NATIONAL ASSOCIATION (the "Trustee"), hereby certifies as follows to FIRST UNION NATIONAL BANK (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. SM418227C (the "Letter of Credit"), issued by the Fronting Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

         (1) The Trustee is the Trustee under the Indenture for the holders of the 2001B Bonds.

         (2) The amount of the Tender Drawing under this Certificate from the Principal Component is $___________________.

         (3) The amount of the Tender Drawing under this Certificate from the Interest Component is $____________________.

         (4) The total amount of the Tender Drawings under this Certificate is $_______________.

         (5) The respective portions of the total amount of this Certificate have been computed in accordance with (and this Certificate complies with) the terms and conditions of the 2001B Bonds and the Indenture.

         (6) Please send the payment requested hereunder by wire transfer to [insert wire transfer instructions].

         [(7) This Certificate is being presented upon the occurrence of a mandatory purchase under either Section 5.01(b)(ii) or (iii) of the Indenture and is the final amount to be drawn under the Letter of Credit. Upon the honoring of this Certificate, the Letter of Credit will expire in accordance with its terms.]***

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____________ day of _______________, 20___.



                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                      By:  ___________________________________
                         Name:   _____________________________
                         Title: ______________________________

____________________
*** To be included if Certificate is being presented in connection with a mandatory purchase of the 2001B Bonds under either Section 5.01(b)(ii) or (iii) of the Indenture


                                    EXHIBIT 3

                         REDEMPTION DRAWING CERTIFICATE

         The undersigned, a duly authorized officer of COMMERCE BANK, NATIONAL ASSOCIATION (the "Trustee"), hereby certifies as follows to FIRST UNION NATIONAL BANK (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. SM418227C (the "Letter of Credit"), issued by the Fronting Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

         (1) The Trustee is the Trustee under the Indenture for the holders of the 2001B Bonds.

         (2) The amount of the Redemption Drawing under this Certificate from the Principal Component is $___________________.

         (3) The amount of the Redemption Drawing under this Certificate from the Interest Component is $___________________.

         (4) The total amount of the Redemption Drawing under this Certificate is $______________.

         (5) The respective portions of the total amount of this Certificate have been computed in accordance with (and this Certificate complies with) the terms and conditions of the 2001B Bonds and the Indenture.

         (6) Please send the payment requested hereunder by wire transfer to (insert wire transfer instructions).

         [(7) This Certificate is the final Drawing under the Letter of Credit and, upon the honoring of such Certificate, the Letter of Credit will expire in accordance with its terms.]****

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of ______________________________, 20___.



                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                      By:  ___________________________________
                         Name:   _____________________________
                         Title: ______________________________

______________________
**** To be used upon optional or mandatory redemption of the 2001B Bond in full.



                                    EXHIBIT 4

                              REDUCTION CERTIFICATE


         The undersigned, a duly authorized officer of COMMERCE BANK, NATIONAL ASSOCIATION (the "Trustee"), hereby certifies as follows to FIRST UNION NATIONAL BANK (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. SM418227C (the "Letter of Credit"), issued by the Fronting Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

         (1) The Trustee is the Trustee under the Indenture for the holders of the 2001B Bonds.

         (2) The aggregate principal amount of the 2001B Bonds outstanding (as defined in the Indenture) has been reduced to $______________.

         (3) The Principal Component is hereby correspondingly reduced to $_________________.

         (4) The Interest Component is hereby reduced to $_____________ to reflect the amount of interest allocable to the reduced amount of principal set forth in paragraph (2) hereof.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of ______________________________, 20___.


                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                      By:  ___________________________________
                         Name:   _____________________________
                         Title: ______________________________



                                    EXHIBIT 5

                             TERMINATION CERTIFICATE

         The undersigned, a duly authorized officer of COMMERCE BANK, NATIONAL ASSOCIATION (the "Trustee"), hereby certifies to FIRST UNION NATIONAL BANK (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. SM418227C (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Fronting Bank in favor of the Trustee, as follows:

         (1) The Trustee is the Trustee under the Indenture for the holders of the 2001B Bonds.

         (2) The conditions to termination of the Letter of Credit set forth in the Indenture have been satisfied.*****


        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of ______________________________, 20___.


                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                      By:  ___________________________________
                         Name:   _____________________________
                         Title: ______________________________

_____________________
***** To be used upon cancellation due to the Trustee's acceptance of an Alternate Credit Facility pursuant to Section 6.03 of the Indenture or upon cancellation pursuant to Section 6.02 of the Indenture.



                                    EXHIBIT 6

                            INSTRUCTIONS TO TRANSFER



Re:  First Union National Bank
     Irrevocable Letter of Credit No. SM418227C


Gentlemen:

           The undersigned, as Trustee under the Trust Indenture, dated as of September ___, 2001, between the New Jersey Economic Development Authority and Commerce Bank, National Association, the initial trustee, is named as beneficiary in the Letter of Credit referred to above (the "Letter of Credit"). The Transferee named below has succeeded the undersigned as Trustee under such Indenture.

                         ------------------------------
                              (Name of Transferee)

                         ------------------------------
                                    (Address)

         Therefore, for value received, the undersigned hereby irrevocably instructs you to transfer to such Transferee all rights of the undersigned to draw under the Letter of Credit.

         By this transfer, all rights of the undersigned in the Letter of Credit are transferred to such Transferee and such Transferee shall hereafter have the sole rights as beneficiary under the Letter of Credit; provided, however, that no rights shall be deemed to have been transferred to such Transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of __________________, 20___.

                      COMMERCE BANK, NATIONAL ASSOCIATION,
                      as Trustee


                      By:  ___________________________________
                         Name:   _____________________________
                         Title: ______________________________



                    EXHIBIT B FORM OF ASSIGNMENT AND ACCEPTANCE

                                  Dated , 20___

         Reference is made to the Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of September 19, 2002 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Reimbursement Agreement"; unless otherwise defined herein terms defined in the Reimbursement Agreement are used herein with the same meaning), among South Jersey Industries, Inc. and Marina Energy LLC (collectively, the "Obligors"), Wachovia Bank, National Association, as Fronting Bank (the "Fronting Bank") and Administrative Agent (the "Adminstrative Agent"), and the Banks named therein and from time to time parties thereto, relating to the [Name of Bonds]. Pursuant to the Reimbursement Agreement, ______________ (the "Assignor") has purchased a participation from the Fronting Bank in and to the Letters of Credit and the Fronting Bank's obligations and rights, and the amount of each drawing paid by the Fronting Bank, thereunder.

         The Assignor and (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and on the Effective Date (as hereinafter defined), a portion of the Assignor's rights and obligations under the Reimbursement Agreement (the "Assigned Interest"), including, without limitation, the participation purchased by the Assignor pursuant to Section 2.20 of the Reimbursement Agreement in respect of the Letters of Credit, and all demand loans and Tender Advances owing to the Assignor pursuant to the Reimbursement Agreement. Such Assigned Interest represents the percentage interest specified in Section 1(b) of Schedule 1 attached hereto of all outstanding rights and obligations of the Banks under the Reimbursement Agreement, and, after giving effect to such sale and assignment, the Assignee's and Assignor's Percentages will be as set forth in Sections 1(b) and 1(c), respectively, of Schedule 1 attached hereto. The effective date of this sale and assignment shall be the date specified in Section 2 of Schedule 1 attached hereto (the "Effective Date").

         2. On the Effective Date, the Assignee will pay to the Assignor, in same day funds, at such address and account as the Assignor shall advise the Assignee, an amount equal to the product of (i) the aggregate amount of unreimbursed Letters of Credit payments, Tender Advances and demand loans outstanding times (ii) the Assigned Interest. From and after the Effective Date, the Assignor agrees that the Assignee shall be entitled to all rights, powers and privileges of the Assignor under the Reimbursement Agreement to the extent of the Assigned Interest, including, without limitation, (A) the right to receive all payments in respect of the Assigned Interest for the period from and after the Effective Date, whether on account of reimbursements, principal, interest, fees, indemnities in respect of claims arising after the Effective Date, increased costs, additional amounts or otherwise; (B) the right to vote and to instruct the Administrative Agent and the Fronting Bank under the Reimbursement Agreement based on the Assigned Interest; (C) the right to set-off and to appropriate and apply deposits of the Obligors as set forth in the Reimbursement Agreement; and (D) the right to receive notices, requests, demands and other communications. The Assignor agrees that it will promptly remit to the Assignee any amount received by it in respect of the Assigned Interest (whether from the Obligors, the Administrative Agent or otherwise) in the same funds in which such amount is received by the Assignor.

         3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Reimbursement Agreement or the Related Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Reimbursement Agreement, the Related Documents or any other instrument or document furnished pursuant thereto; [and] (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors or the performance or observance by the Obligors of any of their respective obligations under the Reimbursement Agreement, the Related Documents or any other instrument or document furnished pursuant thereto[; and (iv) confirms that it has paid the processing and recordation fee referred to in Section 9.09(a) of the Reimbursement Agreement].

         4. The Assignee (i) confirms that it has received a copy of the Reimbursement Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Fronting Bank, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Reimbursement Agreement and the Related Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Reimbursement Agreement as are delegated to them by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (iv) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Reimbursement Agreement are required to be performed by it as a Bank[; and (v) confirms that it has paid the processing and recordation fee referred to in Section 9.09(a) of the Reimbursement Agreement].

         5. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. Upon such acceptance and recording and receipt of the consent of the Obligors and the Fronting Bank to the extent required pursuant to
Section 9.09 of the Reimbursement Agreement (which shall be evidenced by the Obligors' and the Fronting Bank's execution of this Assignment and Acceptance on the appropriate space on Schedule 1 attached hereto), as of the Effective Date,
(i) the Assignee shall be a party to the Reimbursement Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Reimbursement Agreement.

         6. Upon such acceptance, recording and consent, from and after the Effective Date, the Administrative Agent shall make all payments under the Reimbursement Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee at its address set forth on Schedule 1 hereto. The Assignor and Assignee shall make all appropriate adjustments in payments under the Reimbursement Agreement for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in counterparts by the parties hereto, each of which counterpart when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.




                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

                            Dated ____________, 20___


Section 1.
          (a)  Assignor's Participation Percentage (immediately
           prior to the effectiveness of this Assignment
           and Acceptance)1                                       .............%

          (b)  Assignee's Participation Percentage2 (upon the
          effectiveness of this Assignment and Acceptance)        .............%

          (c)  Assignor's Participation Percentage (upon
          the effectiveness of this Assignment and Acceptance)    .............%


Section 2.



  Effective Date:3 ____________________, ____


                      [NAME OF ASSIGNOR]


                      By:_____________________________________
                         Name:  ______________________________
                         Title: ______________________________

_______________________
1  All percentages to be specified to no more than 8 decimal places.
2 The sum of the Percentages set forth in Section 1(b) and 1 (c) shall equal the percentage set forth in Section (a).
3 Such date shall be at least 5 Business Days after the execution of this Assignment and Acceptance.


                     [NAME OF ASSIGNEE]
                     By:_______________________________________
                        Title:_________________________________

                     [Address]
                     Telecopier No:____________________________
                     Attention:________________________________
                     The Assignee's Applicable Booking Office
                       is as follows:

                             [SAME]


CONSENTED to this ____ day
of ____________________, 20____

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Fronting Bank

By:___________________________
   Name:______________________
   Title:_____________________


SOUTH JERSEY INDUSTRIES, INC.4

By:___________________________
   Name:______________________
   Title:_____________________


MARINA ENERGY LLC4

By:___________________________
   Name:______________________
   Title:_____________________

__________________________
4 The consent of the company is not required upon the occurrence and during the continuance of an Event of Default.


ACCEPTED this __________ day
of ____________________, 20


WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:___________________________
   Name:______________________
   Title:_____________________




                      EXHIBIT C FORM OF NOTICE OF CONVERSION

                                     [Date]

Wachovia Bank, National Association, as Administrative Agent for the Banks parties to the Letter of Credit and Reimbursement Agreement referred to below
         Attention:_____________________________

Gentlemen:

         The undersigned, MARINA ENERGY LLC, on its own behalf and on behalf of SOUTH JERSEY INDUSTRIES, INC., refers to the Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of September 19, 2002 (as amended, modified or supplemented from time to time, the "Reimbursement Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Wachovia Bank, National Association and the banks parties thereto, and hereby gives you notice, irrevocably, pursuant to Section 2.08 of the Reimbursement Agreement that the undersigned hereby requests a Conversion under the Reimbursement Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.08 of the Reimbursement Agreement:

         (i)   The Business Day of the Proposed Conversion is ___________, _____

         (ii) The Type of Advances comprising the Proposed Conversion is [Base Rate Advances] [Eurodollar Rate Advances).

         (iii) The aggregate amount of the Proposed Conversion is $ ____________

         (iv) The Type of Advances to which such Advances are proposed to be Converted is [Base Rate Advances] [Eurodollar Rate Advances].

         (v) [The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Conversion is _____ month(s).]1

         In connection with the Proposed Conversion, the undersigned hereby certifies that no event has occurred and is continuing, or would result from such Proposed Conversion or from the application of the proceeds there from, which constitutes an Event of Default or a Default.

                         Very truly yours,

                         MARINA ENERGY LLC

                         By:_____________________________
                            Name:________________________
                            Title:_______________________
_____________
1   Delete for Base Rate Advances



              EXHIBIT D FORM OF OPINION OF COUNSEL TO THE OBLIGORS


                                September 19 2002


To the Banks party to the within-mentioned Reimbursement Agreement and to Wachovia Bank, National Association, as Fronting Bank and Administrative Agent under such Reimbursement Agreement

Ladies and Gentlemen:

         We are counsel to South Jersey Industries, Inc. ("South Jersey") and Marina Energy LLC ("Marina Energy" and collectively with South Jersey, the "Obligors"), and have acted as counsel to the Obligors in connection with the preparation, execution and delivery of the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of September 19, 2002 among the Obligors, the participating banks named therein and Wachovia Bank, National Association, as Fronting Bank and Administrative Agent (the "Reimbursement Agreement"; unless otherwise defined herein, the terms defined therein being used herein as therein defined). In such capacity, we have examined, among other things, (i) the Reimbursement Agreement, the 2001A Letter of Credit, the 2001B Letter of Credit and the other Related Documents, (ii) the corporate proceedings of the Obligors for the execution and delivery of the Reimbursement Agreement and (iii) such other documents, and have satisfied ourselves as to such other matters, as we have deemed necessary in order to enable us to render this opinion.

         In our examination of the documents referred to above, we have assumed the execution of such documents by the parties thereto (other than their execution by the Obligors), the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid documents and papers.

         Based upon the foregoing, we are of the opinion that:

         1. South Jersey is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and each other state in which the ownership of its properties or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect, and has all corporate powers and, except as disclosed under the Reimbursement Agreement, all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. Marina Energy is a limited liability company duly and validly existing and in good standing under the laws of the State of New Jersey and each other state in which the ownership of its properties or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         3. The Reimbursement Agreement and the Related Documents to which each is a party are legal, valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their respective terms, except as limited (a) by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (b) by the application of general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (c) by an implied covenant of good faith and fair dealing and (d) by principles of public policy insofar as the indemnification provisions of the Reimbursement Agreement are concerned.

         4. The execution, delivery and performance by the Obligors of the Reimbursement Agreement and each Related Document to which each is a party are within the Obligors' respective corporate powers, have been duly authorized by all necessary corporate action on the part of the Obligors and did not, do not, and will not, require the consent or approval of South Jersey shareholders, or any trustee or holder of any Indebtedness or other obligation of the Obligors, other than such consents and approvals as have been, or on or before the Closing Date, will have been, duly obtained, given or accomplished.

         5. Neither the execution, delivery or performance by the Obligors of the Reimbursement Agreement or any Related Document to which each is a party nor the consummation by the Obligors of the transactions contemplated thereby, nor compliance by the Obligors with the provisions thereof, conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of South Jersey's charter or Code of Regulations, Marina Energy's Articles of Organization or operating agreement or any Applicable Law of the United States, the State of New Jersey, the State of New York, or any indenture, mortgage, lease or any other agreement or instrument to which it or any of its Affiliates is party or by which its property or the property of any of its Affiliates is bound, or results or will result in the creation or imposition of any Lien (other than liens expressly permitted by the Reimbursement Agreement) upon any of its property or the property of any of its Affiliates. There is no provision of South Jersey's charter or Code of Regulations, Marina Energy's Articles of Organization or operating agreement or any Applicable Law of the State of New Jersey, or any such indenture, mortgage, lease or other agreement or instrument that materially adversely affects, or in the future is likely to materially adversely affect, the business, operations, affairs, condition, properties or assets of the Obligors, or their ability to perform their respective obligations under the Reimbursement Agreement or any Related Document to which they are a party.

         6. No Governmental Action, or any other Applicable Law related to energy or nuclear matters, public utilities, the environment or health and safety matters is or will be required in connection with the execution, delivery or performance by the Obligors of, or the consummation by the Obligors of the transactions contemplated by, the Reimbursement Agreement or any Related Document to which each is a party, except such Governmental Actions (i) as have been duly obtained, given or accomplished or (ii) as may be required by Applicable Law not now in effect. None of the Governmental Actions referred to in clause (i) of the first sentence of this Paragraph 5 is the subject of appeal or reconsideration or other review, and the time in which to make an appeal or request the review or reconsideration of any such Governmental Action has expired.

         7. Assuming that the Administrative Agent holds the Pledged Bonds as provided in the Reimbursement Agreement, the Reimbursement Agreement creates a valid and perfected security interest in the Pledged Bonds.

         8. To the best of our knowledge, there is no pending or threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Obligors or any of their Subsidiaries which
(i) purports to affect the legality, validity or enforceability of the Reimbursement Agreement or any Related Document or (ii) may have a Material Adverse Effect or a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Obligors or any of their Subsidiaries, taken as a whole, except (with respect to this clause (ii) only) as is disclosed in the Official Statement.

         9. We believe that a New York court would give effect to any provision of the Reimbursement Agreement or the Related Documents that states that such document is to be construed in accordance with New York law.

         The opinion set forth herein is rendered only to you, and is solely for your benefit, in connection with the above transaction. The opinion set forth herein may not be relied upon by you for any other purpose, or relied upon by any other person for any purpose, without my prior written consent. Our consent is specifically given to Parker, Poe, Adams & Bernstein L.L.P. in connection with their opinions to you of even date.

                             Respectfully submitted,




            EXHIBIT E FORM OF AMENDMENT TO THE 2001A LETTER OF CREDIT

                             AMENDMENT NUMBER ONE TO
                   IRREVOCABLE LETTER OF CREDIT NO. SM418226C

                               September 19, 2002


Commerce Bank, National Association, not individually
     but solely as Trustee
336 Route 70 East
Marlton, New Jersey 08053
Attention: Corporate Trust Department

Ladies and Gentlemen:

         In connection with our Irrevocable Letter of Credit No. SM418226C, dated September 20, 2001 (the "Letter of Credit"), previously issued by us at the request and for the account of South Jersey Industries, Inc. and Marina Energy LLC (collectively, the "Obligors"), and established in your favor, as trustee (the "Trustee") under the Trust Indenture, dated as of September 1, 2001 (the "Indenture"), between you and the New Jersey Economic Development Authority (the "Issuer") pursuant to which $20,000,000 in aggregate principal amount of the Issuer's Thermal Energy Facilities Revenue Bonds (Marina Energy LLC - 2001 Project), Series A were issued, we hereby amend the Letter of Credit as follows:

         1. All references to "First Union National Bank" shall mean "Wachovia Bank, National Association";

         2. All references to the "Reimbursement Agreement" shall mean the Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of September 19, 2002, among the Obligors, certain participating banks a party thereto and Wachovia Bank, National Association, as Administrative Agent and Fronting Bank, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

         3. The reference in the second paragraph of the Letter of Credit to "September 19, 2002" is amended to read "September 19, 2004";

         4. The reference in the eighth paragraph of the Letter of Credit to the location of delivery of drawing certificates and other certificates delivered under the Letter of Credit is amended to read "401 Linden Street, Winston-Salem, North Carolina 27101, Attention: Standby Letter of Credit Department;" and

         5. The reference in the eighth paragraph of the Letter of Credit to the facsimile number is amended to read "(336) 735-0952 or (336) 735-0953." As an accommodation and not as a condition, you will endeavor to give us telephonic notice that a draft has been submitted at 1-800-776-3862.

         All other terms and conditions of the Letter of Credit shall remain in full force and effect. This Amendment Number One to Irrevocable Letter of Credit No. SM418226C (this "Amendment") is made a part of the Letter of Credit and the Trustee shall physically attach this Amendment to the Letter of Credit.

         This Amendment shall be governed by and construed in accordance with the International Standby Practices (1998) of the Institute of International Banking Law & Practice, International Chamber of Commerce Publication No. 590 ("ISP98"), and, to the extent not inconsistent therewith, the laws of the State of New York.

                       Very truly yours,

                       WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank)


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            EXHIBIT F FORM OF AMENDMENT TO THE 2001B LETTER OF CREDIT

                             AMENDMENT NUMBER TWO TO
                   IRREVOCABLE LETTER OF CREDIT NO. SM418227C

                               September 19, 2002


Commerce Bank, National Association, not individually
     but solely as Trustee
336 Route 70 East
Marlton, New Jersey 08053
Attention: Corporate Trust Department

Ladies and Gentlemen:

         In connection with our Irrevocable Letter of Credit No. SM418227C, dated September 20, 2001, as amended by Amendment Number One dated January 17, 2002 (the "Letter of Credit"), previously issued by us at the request and for the account of South Jersey Industries, Inc. and Marina Energy LLC (collectively, the "Obligors"), and established in your favor, as trustee (the "Trustee") under the Trust Indenture, dated as of September 1, 2001 (the "Indenture"), between you and the New Jersey Economic Development Authority (the "Issuer") pursuant to which $19,000,000 in aggregate principal amount of the Issuer's Thermal Energy Facilities Federally Taxable Revenue Bonds (Marina Energy LLC - 2001 Project), Series B were issued, we hereby amend the Letter of Credit as follows:

         1. All references to "First Union National Bank" shall mean "Wachovia Bank, National Association";

         2. All references to the "Reimbursement Agreement" shall mean the Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of September 19, 2002, among the Obligors, certain participating banks a party thereto and Wachovia Bank, National Association, as Administrative Agent and Fronting Bank, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

         3. The reference in the second paragraph of the Letter of Credit to "September 19, 2002" is amended to read "September 19, 2004";

         4. The reference in the eighth paragraph of the Letter of Credit to the location of delivery of drawing certificates and other certificates delivered under the Letter of Credit is amended to read "401 Linden Street, Winston-Salem, North Carolina 27101, Attention: Standby Letter of Credit Department;"

         5. The reference in the eighth paragraph of the Letter of Credit to the facsimile number is amended to read "(336) 735-0952 or (336) 735-0953." As an accommodation and not as a condition, you will endeavor to give us telephonic notice that a draft has been submitted at 1-800-776-3862.

         All other terms and conditions of the Letter of Credit shall remain in full force and effect. This Amendment Number Two to Irrevocable Letter of Credit No. SM418227C (this "Amendment") is made a part of the Letter of Credit and the Trustee shall physically attach this Amendment to the Letter of Credit.

         This Amendment shall be governed by and construed in accordance with the International Standby Practices (1998) of the Institute of International Banking Law & Practice, International Chamber of Commerce Publication No. 590 ("ISP98"), and, to the extent not inconsistent therewith, the laws of the State of New York.

                       Very truly yours,

                       WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank)


                       ________________________________